     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 17, 1997

                                                    REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                          FIRST WESTERN BANCORP, INC.
             (Exact name of registrant as specified in its charter)
                         FIRST WESTERN CAPITAL TRUST I
             (Exact name of registrant as specified in its charter)

  PENNSYLVANIA                6712                25-1461570              DELAWARE                  6289                23-2907459
 (State of other       (Primary Standard       (I.R.S. Employer       (State or other       (Primary Standard       (I.R.S. Employer
 jurisdiction of   Industrial Classification    Identification        jurisdiction or   Industrial Classification    Identification
incorporation or          Code Number)               No.)              organization)           Code Number)               No.)
  organization)

                           101 EAST WASHINGTON STREET
                         NEW CASTLE, PENNSYLVANIA 16101
                           TELEPHONE: (412) 652-8550
   (Address, including zip code, and telephone number including area code, of registrant's principal executive office)

                           101 EAST WASHINGTON STREET
                         NEW CASTLE, PENNSYLVANIA 16101
                           TELEPHONE: (412) 652-8550
   (Address, including zip code, and telephone number including area code, of registrant's principal executive office)

                                ROBERT H. YOUNG
   EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER, SECRETARY AND TREASURER
                          FIRST WESTERN BANCORP, INC.
                           101 EAST WASHINGTON STREET
                         NEW CASTLE, PENNSYLVANIA 16101
                            TELEPHONE (412) 652-8550
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                   COPIES TO:

     J. ROBERT VAN KIRK, ESQ.                      THOMAS S. MANSELL, ESQ.
    KIRKPATRICK & LOCKHART LLP              SENIOR VICE PRESIDENT, LEGAL COUNSEL
       1500 OLIVER BUILDING                        AND ASSISTANT SECRETARY
  PITTSBURGH, PENNSYLVANIA 15222                  FIRST WESTERN BANCORP, INC.
                                                  101 EAST WASHINGTON STREET
                                                NEW CASTLE, PENNSYLVANIA 16101

                            ------------------------

    Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                               AMOUNT     PROPOSED MAXIMUM  PROPOSED MAXIMUM  AMOUNT OF
                  TITLE OF EACH CLASS OF                       TO BE       OFFERING PRICE      AGGREGATE     REGISTRATION
                SECURITIES TO BE REGISTERED                REGISTERED(1)    PER UNIT(1)    OFFERING PRICE(2)    FEE(2)
-------------------------------------------------------------------------------------------------------------------------
Series B 9.875% Capital Securities of First Western Capital
  Trust I..................................................  $25,000,000        100%          $25,000,000       $7,576
-------------------------------------------------------------------------------------------------------------------------
Series B 9.875% Junior Subordinated Deferrable Interest
  Debentures of First Western Bancorp, Inc.(3).............       --             --                --            N/A
-------------------------------------------------------------------------------------------------------------------------
First Western Bancorp, Inc. Guarantee with respect to
  Series B 9.875% Capital Securities(3)....................       --             --                --            N/A
=========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee.
(2) Calculated in accordance with Rule 457.
(3) No separate consideration will be received for the Series B 9.875% Junior Subordinated Deferrable Interest Debentures of First Western Bancorp, Inc. or the First Western Bancorp, Inc. Guarantee with respect to the Series B 9.875% Capital Securities of First Western Capital Trust I.
                            ------------------------

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JUNE 17, 1997
PROSPECTUS

                         FIRST WESTERN CAPITAL TRUST I
           OFFER TO EXCHANGE ITS SERIES B 9.875% CAPITAL SECURITIES,
                        WHICH HAVE BEEN REGISTERED UNDER
                  THE SECURITIES ACT OF 1933, FOR ANY AND ALL
             OF ITS OUTSTANDING SERIES A 9.875% CAPITAL SECURITIES

        (LIQUIDATION AMOUNT $1,000 PER SERIES B 9.875% CAPITAL SECURITY)

         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY
                          FIRST WESTERN BANCORP, INC.

    THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
CITY TIME, ON               , 1997, UNLESS EXTENDED.

    First Western Capital Trust I, a trust formed under the laws of the State of Delaware (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal and related documents (which, together with the Prospectus, constitute the "Exchange Offer"), to exchange up to $25,000,000 aggregate Liquidation Amount (as defined herein) of its Series B 9.875% Capital Securities (the "Series B Capital Securities"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus is a part, for an identical Liquidation Amount of its outstanding Series A 9.875% Capital Securities (the "Series A Capital Securities"), of which $25,000,000 aggregate Liquidation Amount is outstanding. Pursuant to the Exchange Offer, First Western Bancorp, Inc., a Pennsylvania corporation (the "Corporation" or "First Western"), is also exchanging a guarantee (the "Series B Capital Securities Guarantee") of the payment of Distributions (as defined herein) and payments on liquidation or redemption of the Series B Capital Securities and new Series B 9.875% Junior Subordinated Deferrable Interest Debentures due February 1, 2027 (the "Series B Junior Subordinated Debentures"), for its guarantee (the "Series A Capital Securities Guarantee") of the payment of Distributions and payment on liquidation or redemption of its Series A Capital Securities and its outstanding Series A 9.875% Junior Subordinated Deferrable Interest Debentures (the "Series A Junior Subordinated Debentures"), of which $25,774,000 aggregate principal amount is outstanding, and is exchanging a like aggregate principal amount of Series B Junior Subordinated Debentures for the Series A Junior Subordinated Debentures. The Series B Junior Subordinated Debentures and the Series B Capital Securities Guarantee also have been registered under the Securities Act. (The Series A Capital Securities, the Series A Capital Securities Guarantee and the Series A Junior Subordinated Debentures are collectively referred to herein as the "Series A Securities," and the Series B Capital Securities, the Series B Capital Securities Guarantee and the Series B Junior Subordinated Debentures are collectively referred to herein as the "Series B Securities.")

    The terms of the Series B Securities are identical in all material respects to the respective terms of the Series A Securities, except that (i) the Series B Capital Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Series A Capital Securities, and (ii) the Series B Capital Securities and the Series B Junior Subordinated Debentures will not provide for any increase in the distribution rate thereon or the interest rate thereon, respectively, since the Series A Securities provided for such increases only in the event that the Series B Securities were not registered under the Securities Act within the certain specified periods. (See "Description of the Series A Securities.") The Series B Capital Securities are being offered for exchange in order to satisfy certain obligations of the Trust under the registration rights agreement dated as of February 11, 1997 (the "Registration Rights Agreement") among the Corporation, the Trust and the Initial Purchaser (as defined herein). In the event that the Exchange Offer is consummated, any Series A Capital Securities which remain outstanding after consummation of the Exchange Offer and the Series B Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement (as defined herein).
                                                        (Continued on next page)
                            ------------------------

    SEE "RISK FACTORS" COMMENCING ON PAGE 15 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS WHO TENDER SERIES A CAPITAL SECURITIES IN THE EXCHANGE OFFER.

    THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------

                 THE DATE OF THIS PROSPECTUS IS          , 1997

(Continued from the previous page)

     The Series B Capital Securities and the Series A Capital Securities (together, the "Capital Securities") represent undivided beneficial interests in the assets of the Trust. The Corporation is the owner of all of the beneficial interests represented by common securities of the Trust (the "Common Securities" and, collectively with the Capital Securities, the "Trust Securities"). The Chase Manhattan Bank is the Property Trustee of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in the Junior Subordinated Debentures (as defined herein), first by acquiring the Series A Junior Subordinated Debentures and then by exchanging the Series A Subordinated Debentures for the Series B Junior Subordinated Debentures (together, the "Junior Subordinated Debentures") in the Exchange Offer. The Junior Subordinated Debentures will mature on February 1, 2027 (the "Stated Maturity"). The Capital Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities. The amount payable on the Capital Securities in the event of any liquidation of the Trust is $1,000 per Capital Security (the "Liquidation Amount"), plus accumulated and unpaid Distributions. (See "Description of Capital Securities--Subordination of Common Securities.")

     Holders of the Capital Securities are entitled to receive cumulative cash distributions arising from the payment of interest on the Junior Subordinated Debentures, accruing from February 11, 1997 and payable semi-annually in arrears on February 1 and August 1 of each year, commencing August 1, 1997, at the annual rate of 9.875% of the Liquidation Amount of $1,000 per Capital Security ("Distributions"). So long as no Debenture Event of Default has occurred and is continuing, the Corporation has the right to defer payments of interest on the Junior Subordinated Debentures at any time and from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period shall end on a date other than an Interest Payment Date (as defined herein) or extend beyond the Stated Maturity. Upon the termination of any such Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period, subject to the requirements set forth herein. If and for so long as interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Capital Securities will also be deferred and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation's capital stock or to make any payment with respect to debt securities of the Corporation that rank pari passu with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Capital Securities are entitled will continue to accumulate) at the rate of 9.875% per annum, compounded semi-annually, and holders of Capital Securities will be required to accrue such deferred interest income for United States federal income tax purposes prior to the receipt of the cash attributable to such income. See "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

     The Corporation has, through the Guarantee, the Common Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Indenture (each as defined herein), taken together as a whole, fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the Capital Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee--Full and Unconditional Guarantee." The Guarantee and the Common Guarantee guarantee payments of Distributions and payments on liquidation or redemption of the Capital Securities, but in each case only to the extent that the Trust holds funds on hand legally available therefor and has failed to make such payments, as described herein. See "Description of Guarantee." If the Corporation fails to make a required payment on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Capital Securities. The Guarantee and the Common Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, a holder of Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights in respect of such payment. See "Description of Junior Subordinated Debentures-- Enforcement of Certain Rights by Holders of Capital Securities." The obligations of the Corporation under the Guarantee, the Common Guarantee and the Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of Junior Subordinated Debentures--Subordination"). At March 31, 1997, the Corporation had Senior Indebtedness of $5.577 million. See "Risk Factors--Ranking of Subordinated Obligations under the Guarantee and the Junior Subordinated Debentures; Limitation on Source of Funds."

     The Capital Securities are subject to mandatory redemption in a Like Amount (as defined herein), (i) in whole but not in part, on the Stated Maturity upon repayment of the Junior Subordinated Debentures at a redemption price equal to the principal amount of, plus accrued and unpaid interest on, the Junior Subordinated Debentures (the "Maturity Redemption Price"), (ii) in whole but not in part, at any time prior to February 1, 2007, contemporaneously with the optional prepayment of the Junior Subordinated Debentures by the Corporation, upon the occurrence and continuation of a Special Event (as defined herein) at a redemption price equal to the Special Event Prepayment Price (as defined herein), and (iii) in whole or in part, on or after February 1, 2007, contemporaneously with the optional prepayment by the Corporation of the Junior Subordinated Debentures, at a redemption price equal to the Optional Prepayment Price (as defined herein). Any of the Maturity Redemption Price, the Special Event Redemption Price and the Optional Redemption Price may be referred to herein as the "Redemption Price." See "Description of Capital Securities--Redemption."

     Subject to the Corporation having received prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") to do so if then required under applicable capital guidelines or policies of the Federal Reserve and any other required regulatory approvals, the Junior Subordinated Debentures are prepayable prior to the Stated Maturity at the option of the Corporation (i) on or after February 1, 2007 (the "Initial Optional Prepayment Date"), in whole or in part, at a prepayment price (the "Optional Prepayment Price") equal to 104.938% of the principal amount thereof on February 1, 2007, declining ratably on each February 1 thereafter to 100% on or after February 1, 2017 or (ii) at any time prior to the Initial Optional Prepayment Date, in whole but not in part, upon the occurrence and continuation of a Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to, for each Capital Security, the Make-Whole Amount (as defined below) for a corresponding $1,000 principal amount of Junior Subordinated Debentures together with accrued distributions to, but excluding, the date fixed for redemption. The "Make-Whole Amount" shall be equal to the greater of (a) 100% of the principal amount thereof or (b) the sum, as determined by a Quotation Agent (as defined herein), of the present values of the remaining scheduled payments of principal and interest on the Junior Subordinated Debentures, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein) plus, in the case of each of clauses (a) and (b), accrued and unpaid interest thereon to the date of prepayment. Either of the Optional Prepayment Price or the Special Event Prepayment Price may be referred to herein as the "Prepayment Price." See "Description of Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

     The Corporation has the right at any time to terminate the Trust and cause a Like Amount of the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities in liquidation of the Trust, subject to (i) the Corporation having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities and
(ii) the prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve and the receipt of any other required regulatory approvals. Unless the Junior Subordinated Debentures are distributed to the holders of the Capital Securities, in the event of a liquidation of the Trust as described herein, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Capital Securities generally will be entitled to receive a Liquidation Amount of $1,000 per Capital Security plus accumulated and unpaid Distributions thereon to the date of payment. See "Description of Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debentures."

     As used herein, (i) the "Indenture" means the Indenture dated as of February 11, 1997, as amended and supplemented from time to time, between the Corporation and The Chase Manhattan Bank, as trustee (the "Debenture Trustee"), relating to the Junior Subordinated Debentures, (ii) the "Trust Agreement" means the Declaration of Trust dated February 4, 1997, as amended by the Amended and Restated Declaration of Trust dated February 11, 1997 relating to the Trust among the Corporation, as Sponsor, The Chase

Manhattan Bank, as Property Trustee (the "Property Trustee"), Chase Manhattan Bank Delaware, as Delaware Trustee (the "Delaware Trustee"), and the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees"), (iii) the "Guarantee" means the Series A Capital Securities Guarantee Agreement dated February 11, 1997 relating to the Series A Capital Securities between the Corporation and The Chase Manhattan Bank, as Guarantee Trustee (the "Guarantee Trustee") and (iv) the "Common Guarantee" means the Common Securities Guarantee Agreement dated February 11, 1997 relating to the Common Securities.

     THE CAPITAL SECURITIES WILL BE ISSUED, AND MAY BE TRANSFERRED, ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000 (100 CAPITAL SECURITIES). ANY TRANSFER, SALE OR OTHER DISPOSITION OF CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH CAPITAL SECURITIES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF DISTRIBUTIONS ON SUCH CAPITAL SECURITIES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH CAPITAL SECURITIES.

     Based upon certain interpretive letters issued by the staff of the United States Securities and Exchange Commission (the "Commission") to third parties in unrelated transactions, the Corporation is of the view that holders of Series A Capital Securities (other than any holder who is an "affiliate" of the Corporation within the meaning of Rule 405 under the Securities Act) who exchange their Series A Capital Securities for Series B Capital Securities pursuant to the Exchange Offer generally may offer such Series B Capital Securities for resale, resell such Series B Capital Securities, and otherwise transfer such Series B Capital Securities without compliance with the registration and prospectus delivery provisions of the Securities Act, provided such Series B Capital Securities are acquired in the ordinary course of the holder's business and such holder has no arrangement with any person to participate in a distribution of such Series B Capital Securities. Each broker-dealer that receives Series B Capital Securities for its own account in exchange for Series A Capital Securities must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Capital Securities. (See "Plan of Distribution.") In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Series B Capital Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or in compliance with an available exemption from registration or qualification. If a holder of Series A Capital Securities does not exchange such Series A Capital Securities for Series B Capital Securities pursuant to the Exchange Offer, such Series A Capital Securities will continue to be subject to the restrictions on transfer contained in the legend thereon. In general, the Series A Capital Securities may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Holders of Series A Capital Securities do not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with the Exchange Offer. (See "Risk Factors--Consequences of a Failure to Exchange Series A Capital Securities" and "The Exchange Offer--Resales of Series B Capital Securities.")

     Each holder of Series A Capital Securities who wishes to exchange Series A Capital Securities for Series B Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Corporation or the Trust, (ii) any Series B Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Series B Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Series B Capital Securities. In addition, the Corporation and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) on behalf of whom such holder holds the Series A Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives Series B Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Series A Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Series B Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based upon the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that broker-dealers who acquired Series A Capital Securities for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers"), may fulfill their prospectus delivery requirements with respect to the Series B Capital Securities received upon exchange of such Series A Capital Securities with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for the Exchange Offer so long as it contains a description of the plan of distribution with respect to the resale of such Series B Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Series B Capital Securities received in exchange for Series A Capital Securities where such Series A Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Series B Capital Securities until , 1997 or, if earlier, when all such Series B Capital Securities have been disposed of by such Participating Broker-Dealer. (See "Plan of Distribution."). Any Participating Broker-Dealer who is an "affiliate" of the Corporation or the Trust must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. (See "The Exchange Offer-Resales of Series B Capital Securities.")

     In that regard, each Participating Broker-Dealer who surrenders Series A Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of an Agent's Message (as defined herein), that, upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Series B Capital Securities (or the Series B Junior Subordinated Debentures or the Series B Capital Securities Guarantee, as applicable) pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Corporation or the Trust has given notice that the sale of the Series B Capital Securities (or the Series B Capital Securities Guarantee or the Series B Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

     Prior to the Exchange Offer, the Series A Capital Securities were eligible for quotation on the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") System of the National Association of Securities Dealers, Inc. The Series B Capital Securities will be a new issue of securities for which there currently is no market. Accordingly, there can be no assurance as to the development or liquidity of any market for Series B Capital Securities. Neither the Corporation nor the Trust currently intends to apply for listing of the Series B Capital Securities on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System ("NASDAQ").

     Any Series A Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Trust Agreement (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Series A Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Corporation nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Series A Capital Securities held by them. To the extent that Series A Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Series A Capital Securities could be adversely affected. (See "Risk Factors--Consequences of a Failure to Exchange Series A Capital Securities.")

     THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF SERIES A CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR SERIES A CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

     Series A Capital Securities may be tendered for exchange on or prior to 5:00 p.m., New York City time, on , 1997 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Corporation and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Series A Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Series A Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Corporation or the Trust and to the terms and provisions of the Registration Rights Agreement. Series A Capital Securities may be tendered in whole or in part in a Liquidation Amount of not less than $100,000 (100 Series A Capital Securities) and or any integral multiple of $1,000 Liquidation Amount (1 Series A Capital Security) in excess thereof. The Corporation has agreed to pay all expenses of the Exchange Offer. (See "The Exchange Offer--Fees and Expenses.") Each Series B Capital Security will pay cumulative Distributions from the most recent Distribution Date for the Series A Capital Securities surrendered in exchange for such Series B Capital Securities or, if no Distributions have been paid on such Series A Capital Securities, from February 11, 1997. Holders of the Series A Capital Securities whose Series A Capital Securities are accepted for exchange will not receive accumulated Distributions on such Series A Capital Securities for any period from and after the last Distribution Date for such Series A Capital Securities or, if no such Distributions have been paid, will not receive any accumulated Distributions on such Series A Capital Securities, and will be deemed to have waived the right to receive any Distributions on such Series A Capital Securities accumulated from and after such Distribution Date or, if no such Distributions have been paid or duly provided for, from and after February 11, 1997. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Series A Capital Securities as of , 1997.

     Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the Series B Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. (See "Use of Proceeds" and "Plan of Distribution.")
                            ------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR THE TRUST. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE CORPORATION OR THE TRUST SINCE THE DATE HEREOF.

                             AVAILABLE INFORMATION

     The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such information may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov.). The Corporation's common stock is traded on the Nasdaq National Market. Such reports, proxy statements and other information concerning the Corporation may also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington D.C. 20006.

     No separate financial statements of the Trust have been included herein. The Corporation and the Trust do not consider that such financial statements would be material to holders of the Capital Securities because the Trust is a special purpose entity, has no independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debentures, issuing the Trust Securities and engaging in incidental activities. See "First Western Capital Trust I," "Description of Capital Securities," "Description of Junior Subordinated Debentures" and "Description of Guarantee." In addition, the Corporation does not expect that the Trust will file reports, proxy statements and other information under the Exchange Act with the Commission.

     The Corporation and the Trust have filed with the Commission a registration statement on Form S-4 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act with respect to the offering made hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which are omitted in accordance with the rules and regulations of the Commission. Such additional information may be obtained from the Commission's principal office in Washington, D.C. as set forth above. For further information, reference is hereby made to the Registration Statement, including the exhibits filed as a part thereof or otherwise incorporated herein. Statements made in this Prospectus as to the contents of any documents referred to are not necessarily complete, and in each instance reference is made to such exhibit for a more complete description and each such statement is modified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Corporation with the Commission are incorporated into this Prospectus by reference:

     1. The Corporation's Annual Report on Form 10-K for the year ended December 31, 1996;

     2. The Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; and

     3. The Corporation's Current Report on Form 8-K for an event dated May 30, 1997.

     All documents subsequently filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the Exchange Offer shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. The Corporation will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to: Linda M. Spinelli, Stock Transfer Supervisor, First Western Bancorp, Inc., P.O. Box 1488, New Castle, Pennsylvania 16103-1488.

                                    SUMMARY

     The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus and the information incorporated by reference herein.

                                 FIRST WESTERN

     First Western, headquartered in New Castle, Pennsylvania, is a multi-institutional holding company which provides retail and commercial banking and trust services through 41 community banking offices in western Pennsylvania and northeastern Ohio. First Western was incorporated under the laws of the Commonwealth of Pennsylvania in 1982. First Western has two wholly-owned banking subsidiaries: First Western Bank, National Association ("First Western Bank, N.A.") and First Western Bank, Federal Savings Bank ("First Western Bank, F.S.B." and, together with First Western Bank, N.A., the "Banks"). First Western also has three wholly-owned nonbank subsidiaries, First Western Trust Services Company ("Trust Services"); First Western Investment Services Company ("Investment Services"); and the Trust. (The Banks, Trust Services, Investment Services and the Trust are collectively referred to as the "Subsidiaries.") At March 31, 1997, First Western had total assets of approximately $1.7 billion, net loans (including loans held for sale) of approximately $1.0 billion, deposits of approximately $1.2 billion and shareholders' equity of approximately $127.4 million.

     First Western offers a variety of financial services through its Subsidiaries. The Banks provide a full range of retail and commercial banking products, including personal and commercial checking accounts, savings and time deposit accounts, money market demand accounts, safe deposit facilities, installment and other consumer loans, short and long-term credit facilities, and consumer and commercial mortgages to individuals and small to medium sized businesses. First Western also offers a number of products through Trust Services, including corporate trust, personal trust, custody and account administration services and financial services such as investment planning and managed assets. Through third party providers, First Western makes available credit cards, mutual funds and annuities for its customers.

     First Western's principal executive offices are located at 101 East Washington Street, New Castle, Pennsylvania 16101 and its telephone number is
(412) 652-8550.

                         FIRST WESTERN CAPITAL TRUST I

     The Trust is a statutory business trust formed under Delaware law pursuant to (i) the Trust Agreement executed by the Corporation, as Sponsor, The Chase Manhattan Bank, as Property Trustee, and Chase Manhattan Bank Delaware, as Delaware Trustee, and the three individual Administrative Trustees named therein, and (ii) the filing of a certificate of trust with the Delaware Secretary of State. The Trust's business and affairs are conducted by the Issuer
Trustees: the Property Trustee, the Delaware Trustee, and the three individual Administrative Trustees, who are officers of the Corporation. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures issued by the Corporation and (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Trust Securities). The Junior Subordinated Debentures will be the sole assets of the Trust and, accordingly, payments under the Junior Subordinated Debentures will be the sole revenue of the Trust. All of the Common Securities of the Trust are owned by the Corporation. The principal executive offices of the Trust are c/o First Western Bancorp, Inc., 101 East Washington Street, New Castle, Pennsylvania 16101 and its telephone number is
(412) 652-8550.

                               THE EXCHANGE OFFER

The Exchange Offer..............    Up to $25,000,000 aggregate Liquidation
                                    Amount of 9.875% Series B Capital Securities are being offered in exchange for a like aggregate Liquidation Amount of Series A
                                    Capital Securities. Series A Capital
                                    Securities may be tendered for exchange in whole or in part in a Liquidation Amount of not less than $100,000 (100 Series A Capital
                                    Securities) or any integral multiple of
                                    $1,000 Liquidation Amount (1 Series A
                                    Capital Security) in excess thereof. The
                                    Corporation and the Trust are making the Exchange Offer in order to satisfy their obligations under the Registration Rights
                                    Agreement relating to the Series A Capital
                                    Securities.

                                    (For a description of the procedures for tendering Series A Capital Securities, see "The Exchange Offer--Procedures for Tendering Series A Capital Securities.")

Expiration Date.................    5:00 p.m., New York City time, on
                                              , 1997 (such time on such date
                                    being hereinafter called the "Expiration
                                    Date") unless the Exchange Offer is extended by the Corporation and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). (See "The
                                    Exchange Offer--Expiration Date; Extensions;
                                    Amendments.")

Conditions to the Exchange
   Offer........................    The Exchange Offer is subject to certain
                                    conditions, which may be waived by the
                                    Corporation and the Trust in their sole
                                    discretion. The Exchange Offer is not
                                    conditioned upon any minimum Liquidation
                                    Amount of Series A Capital Securities being tendered. (See "The Exchange
                                    Offer--Conditions to the Exchange Offer.")
                                    The Corporation and the Trust reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Series A Capital
                                    Securities for exchange, (ii) to terminate the Exchange Offer if certain specified conditions have not been satisfied, (iii) to extend the Expiration Date of the Exchange
                                    Offer and retain all Series A Capital
                                    Securities tendered pursuant to the Exchange
                                    Offer, subject, however, to the right of holders of Series A Capital Securities to withdraw their tendered Series A Capital
                                    Securities, or (iv) to waive any condition or otherwise amend the terms of the Exchange
                                    Offer in any respect. (See "The Exchange
                                    Offer--Expiration Date; Extensions;
                                    Amendments.")

Withdrawal Rights...............    Tenders of Series A Capital Securities may
                                    be withdrawn at any time on or prior to the Expiration Date by delivering a written notice of such withdrawal to the Exchange
                                    Agent (as defined hereafter) in conformity with certain procedures set forth below under "The Exchange Offer--Withdrawal
                                    Rights."

Procedures for Tendering Series
   A Capital Securities.........    Tendering holders of Series A Capital
                                    Securities must complete and sign a Letter of Transmittal in accordance with the instructions contained herein and forward the same by mail, facsimile or hand delivery, together with any other required documents, to the Exchange Agent, either with the Series A Capital Securities to be tendered or in compliance with the specified procedures for guaranteed delivery of Series
                                    A Capital Securities. Certain brokers,
                                    dealers, commercial banks, the Trust and other nominees may also effect tenders by book-entry transfer, including an Agent's
                                    Message in lieu of the Letter of
                                    Transmittal. Holders of Series A Capital
                                    Securities registered in the name of a
                                    broker, dealer, commercial bank, trust
                                    company or other nominee are urged to
                                    contact such person promptly if they wish to tender Series A Capital Securities pursuant to the Exchange Offer. (See "The Exchange
                                    Offer-- Procedures for Tendering Series A
                                    Capital Securities.") Letters of Transmittal and certificates representing Series A
                                    Capital Securities should not be sent to the Corporation or the Trust. Such documents should only be sent to the Exchange Agent.
                                    Questions regarding how to tender and
                                    requests for information should be directed to the Exchange Agent. See "The Exchange
                                    Offer--Exchange Agent."

Sales of Series B Capital
   Securities...................    The Corporation and the Trust believe that
                                    Series B Capital Securities issued pursuant to this Exchange Offer in exchange for Series A Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the
                                    Securities Act, provided that such Series B
                                    Capital Securities are acquired in the
                                    ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution
                                    (within the meaning of the Securities Act) of such Series B Capital Securities.
                                    However, any holder of Series A Capital
                                    Securities who is an "affiliate" of the
                                    Corporation or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing the Series B Capital
                                    Securities, or any broker-dealer who
                                    purchased the Series A Capital Securities from the Trust to resell pursuant to Rule
                                    144A or any other available exemption under the Securities Act, (a) will not be permitted or entitled to tender such Series
                                    A Capital Securities in the Exchange Offer and (b) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Series A Capital
                                    Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Series A Capital
                                    Securities acquired for its own account as a result of market-making or other trading activities ("Participating Broker-Dealers") and exchanges such Series A Capital
                                    Securities for Series B Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Series B Capital Securities.

                                    Each holder of Series A Capital Securities who wishes to exchange Series A Capital Securities for Series B Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Corporation or the Trust, (ii) any Series B Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Series B Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Series B Capital Securities. Each broker-dealer that receives Series B Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Series A Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Series B Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Series B Capital Securities received upon exchange of such Series A Capital Securities with a Prospectus meeting the requirements of the Securities Act, which may be this Prospectus, as it may be amended or supplemented from time to time, for a period ending 90 days after the Expiration Date or, if earlier, when all such Series B Capital Securities have been disposed of by such Participating Broker-Dealer. (See "Plan of Distribution.") Any Participating
                                    Broker-Dealer who is an "affiliate" of the Corporation or the Trust and any Participating Broker-Dealer who purchased the Series A Capital Securities from the Trust to resell the Series A Capital Securities must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. (See "The Exchange Offer--Resales of Series B Capital Securities.")

Exchange Agent..................    The Chase Manhattan Bank. See "The Exchange
                                    Offer--Exchange Agent."

Use of Proceeds.................    Neither the Corporation nor the Trust will
                                    receive any cash proceeds from the issuance of the Series B Capital Securities offered hereby. (See "Use of Proceeds.")

Certain United States Federal
  Income Tax Considerations;
  ERISA
  Considerations................    Holders of Series A Capital Securities
                                    should review the information set forth
                                    under "Certain Federal Income Tax
                                    Consequences" and "ERISA Considerations" prior to tendering Series A Capital
                                    Securities in the Exchange Offer.

                        THE SERIES B CAPITAL SECURITIES

Securities Offered..............    Up to $25,000,000 aggregate Liquidation
                                    Amount of the Trust's 9.875% Series B
                                    Capital Securities which have been
                                    registered under the Securities Act
                                    (Liquidation Amount $1,000 per Series B
                                    Capital Security). The Series B Capital
                                    Securities will be issued and the Series A
                                    Capital Securities were issued under the Trust Agreement. The Series B Capital
                                    Securities and any Series A Capital
                                    Securities which remain outstanding after consummation of the Exchange Offer will constitute a single series of Capital
                                    Securities under the Trust Agreement and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. (See "Risk
                                    Factors--Consequences of a Failure to
                                    Exchange Series A Capital Securities.") The terms of the Series B Capital Securities are identical in all material respects to the terms of the Series A Capital Securities , except that the Series B Capital Securities have been registered under the Securities
                                    Act and therefore are not subject to certain restrictions on transfer applicable to the Series A Capital Securities and will not provide for any increase in the Distribution rate thereon. The Series A Capital
                                    Securities provided for such increase if they were not registered under the Securities Act within the time period specified by the Series A Capital
                                    Securities. (See "Description of the Series
                                    A Capital Securities.")

Distribution Dates..............    February 1 and August 1 of each year,
                                    commencing on the first such date following the original issuance of the Series B
                                    Capital Securities.

Extension Periods...............    Distributions on the Series B Capital
                                    Securities will be deferred for the duration of any Extension Period elected by the Corporation with respect to the payment of interest on the Junior Subordinated
                                    Debentures. No Extension Period will exceed
                                    10 consecutive semi-annual periods or extend beyond the Stated Maturity. (See
                                    "Description of Junior Subordinated
                                    Debentures--Option to Extend Interest
                                    Payment Date" and "Certain Federal Income
                                    Tax Consequences--Interest Income and
                                    Original Issue Discount.")

Ranking.........................    The Series B Capital Securities will rank
                                    pari passu, and payments thereon will be made pro rata, with the Common Securities except as described under "Description of Capital Securities--Subordination of Common
                                    Securities." The Junior Subordinated
                                    Debentures will rank pari passu with all other junior subordinated debentures (if any) issued by the Corporation (the "Other
                                    Debentures"), which are issued and sold (if at all) to other trusts established by the Corporation (if any), in each case similar to the Trust ("Other Trusts"), and will constitute unsecured obligations of the
                                    Corporation and will rank subordinate and junior in right of payment to all Senior
                                    Indebtedness to the extent and in the manner set forth in the

                                    Indenture. See "Description of Junior
                                    Subordinated Debentures." The Guarantee will rank pari passu with all other guarantees (if any) issued by the Corporation with respect to capital securities (if any) issued by Other Trusts ("Other Guarantees") and will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Guarantee Agreement. See "Description of Guarantee." In addition, because the Corporation is a holding company, the Junior Subordinated Debentures and the Guarantee will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, including the Banks' deposit liabilities. See "Description of Junior Subordinated Debentures--Subordination."

Redemption......................    The Series B Capital Securities are subject
                                    to mandatory redemption in a Like Amount,
                                    (i) in whole but not in part, on the Stated
                                    Maturity Date upon repayment of the Junior
                                    Subordinated Debentures, (ii) in whole but not in part, at any time prior to February
                                    1, 2007, contemporaneously with the optional prepayment of the Junior Subordinated
                                    Debentures by the Corporation upon the
                                    occurrence and continuation of a Special
                                    Event (as defined herein) and (iii) in whole or in part, on or after February 1, 2007, contemporaneously with the optional prepayment by the Corporation of the Junior
                                    Subordinated Debentures, in each case at the applicable Redemption Price. See
                                    "Description of Capital
                                    Securities--Redemption" and "Description of
                                    Junior Subordinated Debentures--Special
                                    Event Prepayment."

Ratings.........................    The Series A Capital Securities were, and
                                    the Series B Capital Securities are expected to be, rated BB+ by Duff & Phelps Credit
                                    Rating Co. and B+ by Standard & Poor's
                                    Ratings Services.

Absence of Market for the
  Series B Capital Securities...    The Series B Capital Securities will be a
                                    new issue of securities for which there
                                    currently is no market. Accordingly, there can be no assurance as to the development or liquidity of any market for the Series B
                                    Capital Securities. The Trust and the
                                    Corporation do not intend to apply for
                                    listing of the Series B Capital Securities on any securities exchange or for quotation through the NASDAQ National Market System.

Risk Factors....................    For a discussion of considerations relevant
                                    to an investment in the Series B Capital
                                    Securities, see "Risk Factors."

                                  RISK FACTORS

     Prospective investors in the Series B Capital Securities received in the Exchange Offer should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters. Information contained in this Prospectus contains "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "projected," "contemplates" or "anticipates" or the negative thereof or other variations thereon or comparable terminology. See, e.g., "Summary--First Western Bancorp" and "First Western Bancorp." No assurance can be given that the future results covered by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results covered in such forward-looking statements. Other factors, such as the general state of the economy, could also cause actual results to vary materially from the future results covered in such forward-looking statements.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTEE AND THE JUNIOR
   SUBORDINATED DEBENTURES; LIMITATIONS ON SOURCE OF FUNDS

     The obligations of the Corporation under the Guarantee issued by it for the benefit of the holders of Capital Securities, as well as under the Junior Subordinated Debentures, will be unsecured and rank subordinate and junior in right of payment to all Senior Indebtedness. At March 31, 1997, the Corporation had Senior Indebtedness of $5.577 million outstanding. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary (including depositors, in the case of the Banks), except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. At March 31, 1997, the Subsidiaries of the Corporation had total liabilities (excluding liabilities owed to the Corporation) of $1.565 billion. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's Subsidiaries (including the Corporation's Subsidiaries' deposit liabilities, which aggregated $1.2 billion at March 31, 1997) and all liabilities of any future subsidiaries of the Corporation. None of the Indenture, the Guarantee or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Corporation or any subsidiary. See "Description of Guarantee--Status of the Guarantee" and "Description of Junior Subordinated Debentures--General" and "--Subordination."

     The ability of the Trust to pay amounts due on the Capital Securities is solely dependent upon the Corporation making payments on the Junior Subordinated Debentures as and when required.

     There are regulatory limitations on the payment of dividends directly or indirectly to the Corporation from the Banks. As of March 31, 1997, under OCC (as defined herein) regulations, the total capital available for payment of dividends by First Western Bank, N.A. to the Corporation was approximately $14.9 million, and under OTS (as defined herein) regulations, the total capital available for payment of dividends by First Western Bank, F.S.B. to the Corporation was approximately $6.6 million, for a total of approximately $21.5 million. However, the OCC and OTS have the power to prohibit any act, including the payment of dividends, if such act would reduce bank capital to a point that, in their opinion, would render the bank undercapitalized and thus constitute an unsafe or unsound banking practice.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSIDERATIONS

     So long as no Debenture Event of Default shall have occurred and be continuing, the Corporation will have the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity. As a consequence of any such deferral, semi-annual Distributions on the Capital Securities by the Trust will be deferred (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the rate of 9.875% per annum, compounded semi-annually, but not exceeding the interest rate then accruing on the Junior Subordinated Debentures) from the relevant payment date for such Distributions during any such Extension Period. During the pendency of any Extension Period, the Corporation generally will be prohibited from declaring or paying dividends on the Corporation's capital stock. See "Description of Capital Securities--Distributions."

     Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods, end on a date other than an Interest Payment Date or to extend beyond the Stated Maturity. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debentures (together with interest thereon at the annual rate of 9.875%, compounded semi-annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period, subject to the above requirements. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of Capital Securities--Distributions" and "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Date."

     Should the Corporation exercise its right to defer payments of interest on the Junior Subordinated Debentures, each holder of Capital Securities will be required to accrue income (as original issue discount ("OID")) in respect of the deferred stated interest allocable to its Capital Securities for United States federal income tax purposes, which will be allocated but not distributed to holders of Capital Securities. As a result, each holder of Capital Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash related to such income from the Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions thereafter. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sales of Capital Securities."

     Should the Corporation elect to exercise its right to defer payments of interest on the Junior Subordinated Debentures in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, merely as a result of the existence of the Corporation's right to defer payments of interest on the Junior Subordinated Debentures, the market price of the Capital Securities may be more volatile than the market prices of other securities on which OID accrues and that are not subject to such deferrals.

SPECIAL EVENT REDEMPTION

     Upon the occurrence and continuation of a Special Event (as defined under "Description of Junior Subordinated Debentures--Special Event Prepayment") prior to February 1, 2007, the Corporation has the right to prepay the Junior Subordinated Debentures in whole (but not in part) at the Special Event Prepayment Price within 90 days following the occurrence of such Special Event and therefore cause a mandatory redemption of the Capital Securities at the Special Event Redemption Price. The exercise of such right is subject to the Corporation having received any required regulatory approval. See "Description of Capital Securities--Redemption."

POSSIBLE TAX LAW CHANGES

     On February 6, 1997, as part of President Clinton's Fiscal 1998 Budget Proposal, the Treasury Department proposed legislation (the "Proposed Legislation") that, among other things, would treat as equity for federal income tax purposes a corporate debt instrument with a term of more than 15 years issued to a related party (other than a corporation), where the instrument is not shown on the issuer's balance sheet because the holder is consolidated with the issuer on such balance sheet and the holder or some other related party issues a related instrument not shown as indebtedness on such balance sheet (the "Debt/Equity Provision"). The Proposed Legislation is proposed to be effective for instruments issued on or after the date on which the first congressional committee action is taken. On June 9, 1997, the Chairman of the House Committee on Ways and Means, Representative Archer, introduced the Chairman's Mark relating to Revenue Reconciliation Provisions (the "1997 Tax Bill"). The 1997 Tax Bill as amended by the House Committee on Ways and Means does not contain provisions similar to the Debt/Equity Provision.

     It is expected that, if the Proposed Legislation were enacted, such legislation will not apply to the Series A Junior Subordinated Debentures since they were issued prior to the date of any committee action. Moreover, even if the Exchange Offer is consummated after the actual effective date of the Proposed Legislation, the exchange of the Series A Securities for the Series B Securities will not cause the Series B Junior Subordinated Debentures to be subject to the Proposed Legislation.

     There can be no assurance, however, that current or future legislative proposals, if enacted, or final legislation will not affect the ability of the Corporation to deduct interest on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which would permit the Corporation to cause a redemption of the Capital Securities, as described more fully under "Description of Capital Securities--Redemption."

POSSIBLE ADVERSE EFFECT ON MARKET PRICES

     There can be no assurance as to the market prices for Capital Securities or Junior Subordinated Debentures distributed to the holders of Capital Securities if a termination of the Trust were to occur. Accordingly, the Capital Securities or the Junior Subordinated Debentures may trade at a discount from the price that the investor paid to purchase the Capital Securities. Because holders of Capital Securities may receive Junior Subordinated Debentures in liquidation of the Trust and because Distributions are otherwise limited to payments on the Junior Subordinated Debentures, prospective recipients of Class B Capital Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of Junior Subordinated Debentures."

RIGHTS UNDER THE GUARANTEE

     The Chase Manhattan Bank acts as Guarantee Trustee and holds the Guarantee for the benefit of the holders of the Capital Securities. The Chase Manhattan Bank also acts as Property Trustee and as Debenture Trustee under the Indenture. Chase Manhattan Bank Delaware acts as Delaware Trustee under the Trust Agreement. The Guarantee will guarantee to the holders of the Capital Securities the following payments, to the extent not paid by or on behalf of the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has funds on hand legally available therefor at such time, (ii) the applicable Redemption Price with respect to the Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor at such time, and (iii) upon a voluntary or involuntary termination and liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds on hand legally available therefor at such time and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities at such time. The holders of a majority in Liquidation Amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee. Any holder of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Corporation defaults on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Trust will not have sufficient funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities will not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Corporation to pay the principal of (or premium, if any) or interest (including Additional Sums (as defined below) and Compounded Interest

(as defined below), if any) or Liquidated Damages, if any, on the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Capital Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of (or premium, if any) or interest (including Additional Sums and Compounded Interest, if any) or Liquidated Damages, if any, on such Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities of such holder (a "Direct Action"). Notwithstanding any payments made to a holder of Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of (and premium, if any) and interest (including Additional Sums and Compounded Interest, if any) or Liquidated Damages, if any, on the Junior Subordinated Debentures, and the Corporation shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action. Except as described herein, holders of Capital Securities can not exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Capital Securities," "Description of Junior Subordinated Debentures--Debenture Events of Default" and "Description of Guarantee." The Trust Agreement provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Indenture.

LIMITED VOTING RIGHTS

     Holders of Capital Securities will generally have limited voting rights relating only to the modification of the Capital Securities, the termination or liquidation of the Trust, and the exercise of the Trust's rights as holder of Junior Subordinated Debentures. Holders of Capital Securities will not be entitled to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee, and such voting rights are vested exclusively in the holder of the Common Securities except upon the occurrence of certain events described herein. The Property Trustee, the Administrative Trustees and the Corporation may amend the Trust Agreement without the consent of holders of Capital Securities to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust even if such action adversely affects the interests of such holders. Holders of Capital Securities will have no voting rights with respect to any matters submitted to a vote of the Corporation's stockholders. See "Description of Capital Securities--Voting Rights; Amendment of the Trust Agreement" and "--Removal of Issuer Trustees."

CONSEQUENCES OF A FAILURE TO EXCHANGE SERIES A CAPITAL SECURITIES

     The Series A Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Series A Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Series A Capital Securities which remain outstanding will not be entitled to any rights to have such Series A Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Corporation and the Trust do not intend to register under the Securities Act any Series A Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to limited exceptions, if applicable).

     A holder's ability to sell untendered Series A Capital Securities could be adversely affected. In addition, although the Series A Capital Securities have been designated for trading in the PORTAL market, to the extent that Series A Capital Securities are tendered and accepted in connection with the Exchange Offer, any trading market for Series A Capital Securities which remain outstanding after the Exchange Offer could be adversely affected.

     The Series B Capital Securities and any Series A Capital Securities which remain outstanding after consummation of the Exchange Offer will constitute a single series of Capital Securities under the Trust Agreement and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement.

     The Series A Capital Securities provide that, if the registration statement relating to the Exchange Offer is not declared effective by the Commission by August 10, 1997, the Distribution rate borne by the Series A Capital Securities will increase by 0.25% per annum (not to exceed in the aggregate 0.25%) commencing on August 10, 1997, until such registration statement is declared effective. In the event the Exchange Offer is not consummated on the 45th day after the date such registration statement became effective, the Distribution rate borne by the Series A Capital Securities will increase by 0.25% per annum (not to exceed in the aggregate 0.25%), commencing the 46th day after such effective date. (See "The Exchange Offer.") Following consummation of the Exchange Offer, the Series A Capital Securities will not be entitled to any increase in the Distribution rate thereon. The Series B Capital Securities will not be entitled to any such increase in the Distribution rate thereon.

ABSENCE OF PUBLIC MARKET; TRADING CHARACTERISTICS OF THE CAPITAL SECURITIES

     The Series A Capital Securities were issued to a relatively small number of beneficial owners. The Series A Capital Securities have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for the Series B Capital Securities. Although the Series B Capital Securities will generally be permitted to be resold or otherwise transferred by the holders (who are not affiliates of the Corporation or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Capital Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). Accordingly, no assurance can be given that an active public or other market will develop for the Series B Capital Securities or as to the liquidity of or the trading market for the Series B Capital Securities. If an active public market does not develop, the market price and liquidity of the Series B Capital Securities may be adversely affected.

     The Corporation does not intend to have the Capital Securities quoted on the NASDAQ National Market System or listed on any securities exchange. The Capital Securities may trade at prices that do not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder of the Capital Securities that disposes of its Capital Securities between record dates for payments of Distributions (and consequently does not receive a Distribution from the Trust for the period prior to such disposition) will nevertheless be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income and to add such amount to its adjusted tax basis in the Capital Securities that it sold. Such holder will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than its adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. (See "Certain Federal Income Tax Consequences--Sales of Capital Securities.")

     If a public trading market develops for the Series B Capital Securities, future trading prices of such securities will depend upon many factors, including, among other things, prevailing interest rates, the Corporation's results of operations and the market for similar securities. Depending upon prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Corporation, the Series B Capital Securities may trade at a discount.

     Notwithstanding the registration of the Series B Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of the Corporation or the Trust may publicly offer for sale or resell the Series B Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

     Each broker-dealer that receives Series B Capital Securities for its own account in exchange for Series A Capital Securities, where such Series A Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Capital Securities. (See "Plan of Distribution.")

EXCHANGE OFFER PROCEDURES

     Issuance of the Series B Capital Securities in exchange for Series A Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Exchange Agent of such Series A Capital Securities, a properly completed and duly executed Letter of Transmittal or Agent's Message in lieu thereof, and all other required documents. Therefore, holders of the Series A Capital Securities desiring to tender such Series A Capital Securities in exchange for Series B Capital Securities should allow sufficient time to ensure timely delivery. Neither the Corporation, the Trust, nor the Exchange Agent is under any duty to give notification of defects or irregularities with respect to the tenders of Series A Capital Securities for exchange.

EXCHANGE OF CAPITAL SECURITIES FOR JUNIOR SUBORDINATED DEBENTURES

     The Corporation has the right at any time to terminate the Trust and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and Common Securities in liquidation of the Trust, subject to (i) the Corporation having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities and (ii) the prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve and the receipt of any other required regulatory approval. See "Description of Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debentures."

                                USE OF PROCEEDS

     Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the Series B Capital Securities offered hereby. In consideration for issuing the Series B Capital Securities in exchange for Series A Capital Securities as described in this Prospectus, the Trust will receive Series A Capital Securities in like Liquidation Amount. The Series A Capital Securities will be retired and canceled.

     The net proceeds to the Trust from the offering of the Series A Capital Securities were approximately $25,000,000 (before deducting expenses associated with the offering). All of the proceeds from the sale of the Series A Capital Securities were invested by the Trust in the Series A Junior Subordinated Debentures. The Corporation intends to use, and has used a portion of, the proceeds from the sale of the Junior Subordinated Debentures for general corporate purposes, including, but not limited to, one or more of the following: repurchases of shares of the Corporation's common stock; investments in and advances to the Corporation's Subsidiaries; and financing future acquisitions of financial institutions, as well as banking and other assets. As of the date of this Prospectus, the Corporation has not entered into any agreements or understandings with respect to any potential acquisition of financial institutions referred to in the preceding sentence. The precise amount and timing of the application of all of such net proceeds for such corporate purposes will depend on the funding requirements and the availability of other funds to the Corporation and its Subsidiaries. Pending such application by the Corporation, such net proceeds have been temporarily invested in short-term interest-bearing securities and, to a lesser extent, in certain other capital securities similar to the Capital Securities.

                  RATIOS OF EARNINGS TO COMBINED FIXED CHARGES

     The following table sets forth the ratios of earnings to combined fixed charges of the Corporation on a consolidated basis for the respective periods indicated.

                                                                                        THREE MONTHS
                                                                                           ENDED
                                                      YEARS ENDED DECEMBER 31,           MARCH 31,
                                                ------------------------------------    ------------
                                                1996    1995    1994    1993    1992    1997    1996
                                                ----    ----    ----    ----    ----    ----    ----
Ratios of Earnings to Combined Fixed Charges:
  Including interest on deposits.............   1.35x   1.37x   1.48x   1.47x   1.34x   1.52x   1.37x
  Excluding interest on deposits.............   2.11x   2.41x   2.72x   3.07x   3.39x   2.67x   2.36x

     For purposes of computing the ratios of earnings to combined fixed charges, earnings represent net income (loss) before extraordinary items and cumulative effect of changes in accounting principles plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, include gross interest expense (other than on deposits) and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. Fixed charges, including gross interest on deposits, include all interest expense and the proportion deemed representative of the interest factor of rent expense, net of income from subleases.

                                 CAPITALIZATION

     The following table sets forth the unaudited consolidated capitalization of the Corporation as of March 31, 1997. The following data should be read in conjunction with the financial information included in documents incorporated herein by reference or included herein. See "Incorporation of Certain Documents by Reference."

                                                                                 MARCH 31, 1997
                                                                                 --------------
                                                                                 (IN THOUSANDS)
Long-term debt...............................................................       $  5,577
                                                                                    --------
Corporation-obligated mandatorily redeemable capital securities of subsidiary trust holding solely junior subordinated debentures of the
  Corporation(1).............................................................       $ 23,807
                                                                                    --------
Stockholders' equity:
  Preferred stock, no stated value, 4,000,000 shares authorized, none
     issued..................................................................       $     --
  Common stock, par value $5.00 per share, 20,000,000 shares authorized,
     7,845,302 shares issued, 7,545,716 shares outstanding...................         39,227
  Additional paid-in capital.................................................         22,089
  Retained earnings..........................................................         75,075
  Net unrealized loss on securities available for sale, net of deferred
     taxes...................................................................         (1,026)
  Treasury stock, at cost, 265,300 shares....................................         (7,043)
  Unallocated common stock held by employee stock ownership plan (34,286
     shares).................................................................           (900)
                                                                                    --------
Total stockholders' equity...................................................       $127,422
                                                                                    --------
Total capitalization.........................................................       $156,806
                                                                                    ========

---------

(1) Reflects the Capital Securities, net of unamortized debt issue costs of $1.193 million. The Trust is a subsidiary of the Corporation and holds the Junior Subordinated Debentures as its sole asset.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The selected consolidated financial data below should be read in connection with the financial information included in the Corporation's 1996 Annual Report on Form 10-K and its Quarterly Report on Form 10-Q for the quarter ended March 31, 1997. See "Available Information," "Incorporation of Certain Documents by Reference" and "First Western." Interim unaudited data for the three months ended March 31, 1997 and 1996 reflect, in the opinion of management of the Corporation, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Results for the three months ended March 31, 1997 are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole.

                                  THREE MONTHS ENDED
                                      MARCH 31,                                 YEARS ENDED DECEMBER 31,
                               ------------------------    ------------------------------------------------------------------
                                  1997          1996          1996          1995          1994          1993          1992
                               ----------    ----------    ----------    ----------    ----------    ----------    ----------
                                                          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
  Interest income...........       31,319        30,057       125,483    $  119,832    $   99,167    $   95,706    $   96,224
  Interest expense..........       17,096        16,096        67,214        64,872        46,613        44,372        47,838
                               ----------    ----------    ----------    ----------    ----------    ----------    ----------
  Net interest income.......       14,223        13,961        58,269        54,960        52,554        51,334        48,386
  Provision for possible
    loan losses.............        1,974         1,290         8,288         3,982         3,650         3,435         3,755
                               ----------    ----------    ----------    ----------    ----------    ----------    ----------
  Net interest income after
    provision for possible
    loan losses.............       12,249        12,671        49,981        50,978        48,904        47,899        44,631
  Other income..............        7,556(1)      2,867        15,714(1)     11,021         8,649         7,718         8,445
  Other expenses............       10,974         9,638        42,264(2)     38,027        35,275        34,943        37,026
                               ----------    ----------    ----------    ----------    ----------    ----------    ----------
  Income before income
    taxes...................        8,831         5,900        23,431        23,972        22,278        20,674        16,050
  Income tax expense........        2,959         1,731         6,304         7,226         6,718         6,343         4,839
                               ----------    ----------    ----------    ----------    ----------    ----------    ----------
  Net income................   $    5,872    $    4,169    $   17,127    $   16,746    $   15,560    $   14,331    $   11,211
                               ==========    ==========    ==========    ==========    ==========    ==========    ==========
PER SHARE DATA:
  Earnings per share........   $     0.76    $     0.53    $     2.20    $     2.13    $     1.98    $     1.83    $     1.52
  Cash dividends per
    share...................   $     0.20    $     0.18    $     0.74    $     0.69    $     0.63    $     0.54    $     0.49
  Weighted average shares
    outstanding.............        7,731         7,859         7,779         7,849         7,855         7,814         7,398
  Book value per share
    (period end)............   $    16.89    $    15.74    $    16.74    $    15.67    $    13.65    $    12.94    $    11.19

BALANCE SHEET DATA (AT
  PERIOD END):
  Assets....................   $1,703,650    $1,674,893    $1,695,778    $1,603,264    $1,454,573    $1,390,349    $1,235,255
  Investment securities and
    mortgage-backed
    securities..............      266,055       297,758       276,559       259,565       336,397       293,122       100,962
  Securities available for
    sale....................      327,355       261,947       201,282       246,980        67,670       223,492       316,202
  Loans held for sale.......       13,474         2,651       124,515         3,510            --            --            --
  Loans, net of unearned
    income..................    1,008,244     1,043,828       989,910     1,024,106       978,562       815,642       718,074
  Allowance for possible
    loan losses.............       17,315        14,404        16,054        14,148        12,943        11,102        10,846
  Deposits..................    1,177,015     1,170,026     1,148,903     1,177,683     1,029,409       961,140       961,223
  Federal funds purchased
    and other short-term
    borrowings..............       35,614        42,940        33,202         3,598        34,847        35,300        28,270
  Repurchase agreements and
    secured lines of
    credit..................      162,400       183,789       212,070       121,658       128,461       146,688        22,164
  Advances from the Federal
    Home Loan Bank..........      144,000       126,670       144,000       111,670       128,121       120,950        84,500
  Long-term debt............        5,577         6,236         5,967         8,133        10,318        11,397        13,533
  Shareholders' equity......      127,422       121,621       127,721       121,688       106,079       100,000        85,605

---------

(1) Reflects gain from sale of credit card portfolio.
(2) Reflects expenses related to recapitalization of the SAIF.

                                  THREE MONTHS ENDED
                                      MARCH 31,                                 YEARS ENDED DECEMBER 31,
                               ------------------------    ------------------------------------------------------------------
                                  1997          1996          1996          1995          1994          1993          1992
                               ----------    ----------    ----------    ----------    ----------    ----------    ----------
                                                          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
AVERAGE BALANCE SHEET DATA:
  Assets....................   $1,712,915    $1,619,203    $1,674,732    $1,582,694    $1,389,508    $1,322,896    $1,157,540
  Interest-earning assets...    1,655,533     1,557,348     1,612,081     1,521,625     1,337,636     1,267,341     1,104,964
  Investment securities and
    mortgage-backed
    securities..............      269,160       275,868       283,141       325,067       331,281       111,407       384,219
  Securities available for
    sale....................      265,711       248,863       247,116       148,295       113,769       403,107         8,007
  Loans, net of unearned
    income..................    1,072,444     1,030,802     1,079,881     1,044,191       891,411       750,849       706,010
  Allowance for possible
    loan losses.............       16,194        14,255        15,148        13,555        12,114        11,658         9,595
  Deposits..................    1,153,382     1,159,861     1,056,589     1,156,136       994,478       967,936       939,734
  Federal funds purchased
    and other short-term
    borrowings..............       35,868        35,779        55,731        24,872        21,069        17,194        11,113
  Repurchase agreements and
    secured lines of
    credit..................      187,052       146,259       194,006       128,287       119,755        94,172        27,798
  Advances from the Federal
    Home Loan Bank..........      144,000       118,538       117,721       127,541       121,742       104,237        70,531
  Long-term debt............        5,815         7,865         6,904         9,318        11,009        12,942        13,873
  Interest-bearing
    liabilities.............    1,435,161     1,371,209     1,430,951     1,350,383     1,176,588     1,112,110       983,257
  Shareholders' equity......      128,741       119,912       121,801       113,255       102,432        91,066        76,057

SELECTED FINANCIAL RATIOS:
  Return on average
    assets..................         1.39%         1.04%         1.02%         1.06%         1.12%         1.08%         0.97%
  Return on average
    equity..................        18.50         13.98         14.06         14.79         15.19         15.74         14.74
  Net interest margin.......         3.64          3.78          3.78          3.78          4.12          4.22          4.54
  Shareholders' equity to
    total assets............         7.48          7.26          7.53          7.59          7.29          7.19          6.93
  Tier 1 capital ratio......        14.37(3)      11.33         11.43         11.25         11.69         12.39         11.42
  Total capital ratio.......        15.62(3)      12.58         12.68         12.51         12.97         13.72         12.84
  Tier 1 leverage ratio.....         8.54(3)       7.05          7.10          6.99          7.60          6.98          6.84
  Allowance for possible
    loan losses to total
    loans...................         1.69          1.38          1.44          1.38          1.32          1.36          1.51
  Allowance for possible
    loan losses to loans
    past due 90 days or more
    and nonaccrual loans....       294.72        174.60        244.20        185.98        272.78        155.36        111.31
  Allowance for possible
    loan losses to
    nonaccrual loans........       362.98        256.96        311.91        285.31        450.16        214.07        124.45
  Net chargeoffs to average
    loans...................         0.27          0.40          0.59          0.27          0.20          0.42          0.25
  Nonperforming assets to
    total assets............         0.30          0.34          0.33          0.32          0.28          0.50          0.80

---------

(3) Reflects the issuance of Capital Securities in February 1997.

                                 FIRST WESTERN
GENERAL

     First Western, headquartered in New Castle, Pennsylvania, is a multi-institutional holding company which provides retail and commercial banking and trust services through 41 community banking offices in western Pennsylvania and northeastern Ohio. First Western was incorporated under the laws of the Commonwealth of Pennsylvania in 1982. First Western has two wholly-owned banking subsidiaries: First Western Bank, N.A. and First Western Bank, F.S.B. First Western also has three wholly-owned nonbank subsidiaries, Trust Services, Investment Services and the Trust. At March 31, 1997, First Western had total assets of approximately $1.7 billion, net loans (including loans held for sale) of approximately $1.0 billion, deposits of approximately $1.2 billion and shareholders' equity of approximately $127.4 million.

     First Western offers a variety of financial services through its Subsidiaries. The Banks provide a full range of retail and commercial banking products, including personal and commercial checking accounts, savings and time deposit accounts, money market demand accounts, safe deposit facilities, installment and other consumer loans, short and long-term credit facilities, and consumer and commercial mortgages to individuals and small to medium sized businesses. First Western also offers a number of products through Trust Services, including corporate trust, personal trust, custody and account administration services and financial services such as investment planning and managed assets. Through third party providers, First Western makes available credit cards, mutual funds and annuities for its customers.

     First Western's principal executive offices are located at 101 East Washington Street, New Castle, Pennsylvania 16101 and its telephone number is
(412) 652-8550.

  First Western Bank, N.A.

     First Western Bank, N.A. traces its history in New Castle, Pennsylvania to 1855. First Western Bank, N.A. is a member of the Federal Reserve System. Most of its deposits are insured by the Bank Insurance Fund ("BIF") of the FDIC, with certain deposits acquired from the former Resolution Trust Corporation insured by the Savings Association Insurance Fund ("SAIF") of the FDIC. As of March 31, 1997, First Western Bank, N.A. had 22 community banking offices in Lawrence, Beaver, Butler and Allegheny Counties, Pennsylvania. At March 31, 1997, First Western Bank, N.A. had total assets of approximately $1.1 billion.

     First Western Bank, F.S.B.

     First Western Bank, F.S.B. traces its history in Sharon, Pennsylvania to 1872. The deposits of First Western Bank, F.S.B. are insured by the SAIF. As of March 31, 1997, First Western Bank, F.S.B. had 19 community banking offices in Mercer, Erie, Butler and Venango Counties, Pennsylvania and Ashtabula and Lake Counties, Ohio. At March 31, 1997, First Western Bank, F.S.B. had total assets of approximately $616 million.

     Trust Services

     Trust Services, a Pennsylvania trust company, commenced operations in January 1991. At March 31, 1997, Trust Services held, as agent or fiduciary, trust assets of approximately $495 million in market value. Trust Services maintains offices in New Castle, Beaver, Hermitage and Erie, Pennsylvania, at the offices of the Banks. Trust Services provides personal and corporate trust services to customers in the market areas served by the Banks, as well as financial services such as managed asset allocation, and other investment services.

     Investment Services

     Investment Services was formed on December 26, 1996 as a Delaware investment company for the purpose of holding investment securities for First Western.

     Trust

     For a description of the Trust, see "First Western Capital Trust I."

SUPERVISION AND REGULATION

     First Western is registered as a bank holding company under the Bank Holding Company Act of 1956. As such, First Western is subject to the provisions of that act and to supervision by the Federal Reserve Board.

     Under Federal Reserve Board regulations, a bank holding company is required to serve as a source of financial and managerial strength to its subsidiary banks and may not conduct its operations in an unsafe or unsound manner. In addition, it is the Federal Reserve Board's policy that in serving as a source of strength to its subsidiary banks, a bank holding company should stand ready to use available resources to provide adequate capital funds to its subsidiary banks during periods of financial stress or adversity and should maintain the financial flexibility and capital raising capacity to obtain additional resources for assisting its subsidiary banks. A bank holding company's failure to meet its obligations to serve as a source of strength to its subsidiary banks will generally be considered by the Federal Reserve Board to be an unsafe and unsound banking practice or a violation of the Federal Reserve Board regulations or both.

     By virtue of its acquisition of First Federal of Western Pennsylvania, now First Western Bank, F.S.B., in November 1990, First Western became subject to regulation by the Office of Thrift Supervision (the "OTS") as a savings and loan holding company. As such, First Western was subject to OTS examination and reporting requirements relating to savings and loan holding companies. On September 30, 1996, President Clinton signed into law the Economic Growth and Regulatory Paperwork Reduction Act, which exempts bank holding companies, such as First Western, from OTS examination and reporting requirements as savings and loan holding companies. Thus, First Western is no longer subject to supervision as a savings and loan holding company and is only subject to supervision as a bank holding company.

     Federal and state laws and regulations govern many aspects of the business of First Western's banking Subsidiaries, including permissible types, amounts, and terms of loans, investments, and acceptances, amounts of reserves against deposits and restrictions on dividends and other intercompany transactions. The operations of such subsidiaries are subject to examination and regulation by one or more of the following: the Federal Reserve Board, the Office of the Comptroller of the Currency (the "OCC"), the FDIC and the OTS. First Western Bank, N.A. is a national bank and is subject to the supervision of, and regulation by, the OCC. First Western Bank, F.S.B. is a federally chartered savings bank and is subject to the supervision of, and regulation by, the OTS and the FDIC. First Western Bank, N.A. and First Western Bank, F.S.B. are individually subject to regulatory capital requirements that are generally comparable to those imposed on First Western.

     First Western is a legal entity separate and distinct from its Subsidiaries and there are various legal and regulatory limitations concerning the extent to which these Subsidiaries can finance or otherwise provide funds to First Western.

     Certain restrictions exist regarding the ability of the Subsidiaries to pay dividends to First Western, which are the primary source of First Western's revenues, in addition to management and service fees. Under OCC regulations, the total capital available for payment of dividends from First Western Bank, N.A. was approximately $14.9 million at March 31, 1997. Under OTS regulations, the total amount available for payment of dividends by First Western Bank, F.S.B. was approximately $6.6 million at March 31, 1997. These bodies have the power to prohibit any act, including the payment of dividends, if, in their opinion, such act would constitute an unsafe or unsound banking practice.

     First Western is required to maintain minimum amounts of capital to total "risk-weighted" assets, as defined by the banking regulators. At March 31, 1997, First Western is required to have minimum Tier I and Total capital ratios of 4.00% and 8.00%, respectively. First Western's actual ratios at March 31, 1997 were 14.37% and 15.62%, respectively. First Western's leverage ratio at March 31, 1997 was 8.54%. Most institutions are expected to maintain Tier I leverage capital ratios of at least 100 to 200 basis points above the 3.00% guideline minimum depending on risk profiles and other facts. Although a specific minimum has not been established for First Western, management believes it is in compliance with the Tier I leverage ratio requirement at March 31, 1997.

     First Western's banking Subsidiaries are also subject to certain restrictions imposed by federal law on extensions of credit and certain other transactions with First Western, including borrowing from these Subsidiaries unless the loans are both well-secured and limited in amount to no more than 10% of the lending subsidiary's capital and surplus.

                         FIRST WESTERN CAPITAL TRUST I

     The Trust is a statutory business trust formed under Delaware law pursuant to (i) the Trust Agreement executed by the Corporation, as Sponsor, The Chase Manhattan Bank, as Property Trustee, Chase Manhattan Bank Delaware, as Delaware Trustee, and the Administrative Trustees named therein, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on February 4, 1997. The Trust Agreement was amended and restated in its entirety as of February 11, 1997 (as so amended and restated, the "Trust Agreement"). The Trust was formed for the exclusive purposes of (i) issuing and selling the Series A Capital Securities and the Common Securities, (ii) using the proceeds from the sale of Series A Capital Securities and the Common Securities to acquire the Series A Junior Subordinated Debentures and (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Series A Capital Securities and the Common Securities). The Series A Junior Subordinated Debentures are the sole assets of the Trust, and, accordingly, payments under the Series A Junior Subordinated Debentures are the sole revenues of the Trust. All of the Common Securities are owned by the Corporation. The Common Securities rank pari passu, and payments will be made thereon pro rata, with the Series A Capital Securities, except that upon the occurrence and continuance of an event of default under the Trust Agreement resulting from a Debenture Event of Default, the rights of the Corporation as holder of the Common Securities to payments in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Series A Capital Securities. See "Description of Capital Securities--Subordination of Common Securities." The Corporation has acquired Common Securities in a Liquidation Amount equal to 3% of the total capital of the Trust. The Trust has a term of 31 years, but may terminate earlier as provided in the Trust Agreement. The Trust's business and affairs are conducted by its trustees, each appointed by the Corporation as holder of the Common Securities. The trustees for the Trust are The Chase Manhattan Bank, as the Property Trustee (the "Property Trustee"), Chase Manhattan Bank Delaware, as the Delaware Trustee (the "Delaware Trustee"), and three individual trustees (the "Administrative Trustees") who are officers of the Corporation (collectively, the "Issuer Trustees"). The Chase Manhattan Bank, as Property Trustee, acts as sole indenture trustee under the Trust Agreement. The Chase Manhattan Bank also acts as indenture trustee under the Guarantee and the Indenture. See "Description of Guarantee" and "Description of Junior Subordinated Debentures." The holder of the Common Securities of the Trust or, if an Event of Default under the Trust Agreement has occurred and is continuing, the holders of a majority in Liquidation Amount of the Capital Securities will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights will be vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Trust Agreement. The Corporation, as issuer of the Junior Subordinated Debentures, pays all fees, expenses, debts and obligations (other than the payment of principal, interest and premium, if any, on the Capital Securities) related to the Trust. The principal executive office of the Trust is c/o First Western Bancorp, Inc., 101 East Washington Street, New Castle, Pennsylvania 16101.

                              ACCOUNTING TREATMENT

     For financial reporting purposes, the Trust will be treated as a subsidiary of the Corporation and, accordingly, the accounts of the Trust will be included in the consolidated financial statements of the Corporation. The Capital Securities will be presented as part of a separate line item in the consolidated statements of financial condition of the Corporation under the caption "Company-Obligated Mandatorily Redeemable Capital Securities of Subsidiary Trust Holding Solely Junior Subordinated Debentures of the Corporation," and appropriate disclosures about the Capital Securities will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Corporation will record distributions payable on the Capital Securities as an other expense in the consolidated statements of operations.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     In connection with the sale of the Series A Capital Securities, the Corporation and the Trust entered into the Registration Rights Agreement with Sandler, O'Neill & Partners, L.P. (the "Initial Purchaser"), pursuant to which the Corporation and the Trust agreed, among other things, to file and to use their best reasonable efforts to cause to become effective on or before August 10, 1997 with the Commission a registration statement with respect to the exchange of the Series B Capital Securities, with terms identical in all material respects to the terms of the Series A Capital Securities, for the Series A Capital Securities. A copy of the Registration Rights Agreement is incorporated herein by reference to Exhibit 10.1 to First Western Bancorp, Inc.'s Quarterly Report on Form 10-Q for the quarter ending March 31, 1997.

     The Exchange Offer is being made to satisfy the contractual obligations of the Corporation and the Trust under the Registration Rights Agreement. The form and terms of the Series B Capital Securities are the same as the form and terms of the Series A Capital Securities except that the Series B Capital Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Series A Capital Securities and will not provide for any increase in the Distribution rate thereon. In that regard, the Series A Capital Securities provide, among other things, that, if the Registration Statement is not declared effective by August
10, 1997, or the Exchange Offer is not completed by             , 1997, the
Distribution rate borne by the Series A Capital Securities commencing on the date after such date will increase by 0.25% per annum (not to exceed in the aggregate 0.25%) until the Registration Statement is declared effective or the Exchange Offer is completed, as applicable. Upon consummation of the Exchange Offer, holders of Series A Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. (See "--Resales of Series B Capital Securities," "Risk Factors--Consequences of a Failure to Exchange Series A Capital Securities" and "Description of Capital Securities.")

     In the event that any changes in law or the applicable interpretations of the staff of the Commission do not permit the Trust to effect the Exchange Offer, if it is determined that the Exchange Offer would give rise to a Special Event, if for any other reason the Exchange Offer is not consummated on or
before             , 1997, or upon the request of the Initial Purchaser (under certain circumstances), the Corporation and the Trust will, at the Corporation's expense, (i) as promptly as practicable, file a Shelf Registration Statement covering resales of the Series A Capital Securities, (ii) use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable and (iii) use its best efforts to keep effective the Shelf Registration Statement, with certain exceptions set forth in the Registration Rights Agreement, for the applicable period under Rule 144(k) of the Securities Act or such earlier date as all Series A Capital Securities shall have been disposed of or on which all Series A Securities cease to be outstanding (the "Effective Period"). In the event of the filing of a Shelf Registration Statement, the Corporation will provide to each holder of Capital Securities copies of the prospectus which is a part of the Shelf Registration Statement, notify each holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Capital Securities. A holder of Capital Securities that sells such Capital Securities pursuant to the Shelf Registration Statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement, including certain indemnification obligations.

     The Exchange Offer is not being made to, nor will the Corporation or the Trust accept tenders for exchange from, holders of Series A Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

     Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Series A Capital Securities are registered on the books of the Trust, or any person whose Series A Capital Securities are held of record by The Depository Trust Company who desires to deliver such Series A Capital Securities by book-entry transfer at The Depository Trust Company.

     Pursuant to the Exchange Offer, the Corporation will exchange as soon as practicable after the date hereof, the Series A Guarantee for the Series B Guarantee and all of the Series A Junior Subordinated Debentures, of which $25,774,000 aggregate principal amount is outstanding, for a like aggregate principal amount of the Series B Junior Subordinated Debentures. The Series B Guarantee and Series B Junior Subordinated Debentures have been registered under the Securities Act.

TERMS OF THE EXCHANGE

     The Corporation and the Trust hereby offer, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $25,000,000 aggregate Liquidation Amount of Series B Capital Securities for a like aggregate Liquidation Amount of Series A Capital Securities properly tendered on or prior to the Expiration Date (as defined below) and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $25,000,000 of Series B Capital Securities in exchange for a like principal amount of outstanding Series A Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Series A Capital Securities in whole or in part in a Liquidation Amount of not less than $100,000 (100 Series A Capital Securities) or any integral multiple of $1,000 Liquidation Amount (1 Series A Capital Security) in excess thereof.

     The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Series A Capital Securities being tendered, but in no case less than $100,000 Liquidation Amount of Series A Capital Securities. As of the date of this Prospectus $25,000,000 aggregate Liquidation Amount of the Series A Capital Securities is outstanding.

     Holders of the Series A Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Series A Capital Securities which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Trust Agreement, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Series A Capital Securities" and "Description of the Capital Securities."

     If any tendered Series A Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Series A Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

     Holders who tender Series A Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of the Series A Capital Securities in connection with the Exchange Offer. The Corporation will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. (See "--Fees and Expenses.")

     NEITHER THE BOARD OF DIRECTORS OF THE CORPORATION NOR THE TRUSTEES OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF SERIES A CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR SERIES A CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF SERIES A CAPITAL SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF SERIES A CAPITAL SECURITIES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" means 5:00 p.m., New York City time, on
            , 1997 unless the Exchange Offer is extended by the Corporation and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

     The Corporation and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Series A Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any of the Series A Capital Securities have theretofore been accepted for exchange) if the Corporation and the Trust determine, in their sole and absolute discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all of the Series A Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of the Series A Capital Securities to withdraw their tendered Series A Capital Securities as described under "--Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Corporation and the Trust to constitute a material change, or if the Corporation and the Trust waive a material condition of the Exchange Offer, the Corporation or the Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Series A Capital Securities, and the Corporation and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

     Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Corporation or the Trust may choose to make any public announcement and subject to applicable law, neither the Corporation nor the Trust shall have any obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF SERIES B CAPITAL SECURITIES

     Upon the terms and subject to the conditions of the Exchange Offer, the Corporation and the Trust will exchange, and will issue to the Exchange Agent, the Series B Capital Securities for the Series A Capital Securities validly tendered and not withdrawn (pursuant to the withdrawal rights described under "--Withdrawal Rights") promptly after the Expiration Date.

     In all cases, delivery of the Series B Capital Securities in exchange for the Series A Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) the Series A Capital Securities or a book-entry confirmation of a book-entry transfer of the Series A Capital Securities into the Exchange Agent's account at The Depository Trust Company ("DTC"), including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal, and (iii) any other documents required by the Letter of Transmittal.

     The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of the Series A Capital Securities into the Exchange Agent's account at DTC. The term "Agent's Message" means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgement from the tendering participant, which acknowledgement states that such participant has received and agreed to be bound by the Letter of Transmittal and that the Trust and the Corporation may enforce such Letter of Transmittal against such a participant.

     Subject to the terms and conditions of the Exchange Offer, the Corporation and the Trust will be deemed to have accepted for exchange, and thereby exchanged, the Series A Capital Securities validly tendered and not withdrawn as, if and when the Corporation or the Trust gives oral or written notice to the Exchange Agent of the Corporation's and the Trust's acceptance of such Series A Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Corporation and the Trust for the purpose of receiving tenders of the Series A Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving the Series A Capital Securities, Letters of Transmittal and related documents and transmitting the Series B Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Series A Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Corporation's and the Trust's acceptance for exchange of the Series A Capital Securities) or the Corporation or the Trust extends the Exchange Offer or is unable to accept for exchange or exchange the Series A Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Corporation's or the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Corporation and the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Series A Capital Securities and such Series A Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

     Pursuant to the Letter of Transmittal, or Agent's Message in lieu thereof, a holder of the Series A Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer the Series A Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Series A Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Series A Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Corporation, the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Series A Capital Securities tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING SERIES A CAPITAL SECURITIES

     Valid Tender. Except as set forth below, in order for the Series A Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry tender, an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must be received by the Exchange Agent at one of its addresses set forth under "--Exchange Agent," and either (i) tendered Series A Capital Securities must be received by the Exchange Agent, or (ii) such Series A Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation, including an Agent's Message of the tendering holder which has not delivered a Letter of Transmittal, must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

     If less than all of the Series A Capital Securities are tendered, but in no case less than $100,000 Liquidation Amount of Series A Capital Securities, a tendering holder should fill in the amount of the Series A Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of the Series A Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

     THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     Book Entry Transfer. The Exchange Agent will establish an account with respect to the Series A Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this

Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book entry delivery of the Series A Capital Securities by causing DTC to transfer such Series A Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Series A Capital Securities may be effected through book entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

     DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     Signature Guarantees. Certificates for the Series A Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Series A Capital Securities is registered in a name other than that of the person surrendering the certificate or (b) such registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Series A Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

     Guaranteed Delivery. If a holder desires to tender Series A Capital Securities pursuant to the Exchange Offer and the certificates for such Series A Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Series A Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

     (i)   such tenders are made by or through an Eligible Institution;

     (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to Expiration Date; and

     (iii) the certificates (or a book-entry confirmation) representing all tendered Series A Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

     The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail, to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

     Notwithstanding any other provision hereof, the delivery of the Series B Capital Securities in exchange for the Series A Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of the Series A Capital Securities, or of a book-entry confirmation with respect to such Series A Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of the Series B Capital Securities might not be made to all tendering holders at the same time, and will depend upon when the Series A Capital Securities, book-entry confirmations with respect to the Series A Capital Securities and other required documents are received by the Exchange Agent.

     The Trust's acceptance for exchange of the Series A Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder, the Corporation and the Trust upon the terms and subject to the conditions of the Exchange Offer.

     All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Series A Capital Securities will be determined by the Trust, in its sole discretion, whose determination shall be final and binding on all parties. The Corporation and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the view of counsel to the Corporation and the Trust, be unlawful. The Corporation and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of the Series A Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

     The Corporation's and the Trust's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of the Series A Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Corporation, the Trust, any affiliates or assigns of the Corporation, the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

     If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Corporation or the Trust, proper evidence satisfactory to the Corporation or the Trust, in its sole discretion, of such person's authority to so act must be submitted.

     A beneficial owner of the Series A Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALES OF SERIES B CAPITAL SECURITIES

     The Trust is making the Exchange Offer for the Capital Securities in reliance upon the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based upon these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Corporation and the Trust believe that Series B Capital Securities issued pursuant to this Exchange Offer in exchange for Series A Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Series B Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Series B Capital Securities. However, any holder of Series A Capital Securities who is an "affiliate" of the Corporation or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing Series B Capital Securities, or any broker-dealer who purchased Series A Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be permitted or entitled to tender such Series A Capital Securities in the Exchange Offer and (b) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Series A Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Series A Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Series A Capital Securities for Series B Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Series B Capital Securities.

     Each holder of Series A Capital Securities who wishes to exchange Series A Capital Securities for Series B Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Corporation or the Trust, (ii) any Series B Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Series B Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Series B Capital Securities. In addition, the Corporation and the Trust may require such holder, as a condition to participation in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule13d-3 under the Exchange Act) on behalf of whom such holder holds the Series A Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives Series B Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Series A Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Series B Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Broker-dealers who acquired Series A Capital Securities for their own accounts as a result of market-making activities or other trading activities ("Participating Broker-Dealers") may fulfill their prospectus delivery requirements with respect to the Series B Capital Securities received upon exchange of such Series A Capital Securities with a prospectus meeting the requirements of the Securities Act, which may be this Prospectus, as it may be amended or supplemented from time to time for a period ending 90 days after the Expiration Date or, if earlier, when all such Series B Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of the Corporation or the Trust and any Participating Broker-Dealer who purchased the Series A Capital Securities from the Trust to resell the Series A Capital Securities may not use this Prospectus and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     In that regard, each Participating Broker-Dealer who surrenders Series A Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, or delivery of an Agent's Message in lieu thereof, that, upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of the Series B Capital Securities pursuant to this prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Corporation or the Trust has given notice that the sale of the Series B Capital Securities may be resumed, as the case may be.

WITHDRAWAL RIGHTS

     Except as otherwise provided herein, tenders of the Series A Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

     In order for a withdrawal to be effective, a written, or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth under "--Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Series A Capital Securities to be withdrawn, the aggregate liquidation amount of the Series A

Capital Securities to be withdrawn, and, if certificates for such Series A Capital Securities have been tendered, the name of the registered holder of the Series A Capital Securities as set forth on the Series A Capital Securities, if different from that of the person who tendered such Series A Capital Securities. If the Series A Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Series A Capital Securities, the tendering holder must submit the serial numbers shown on the particular Series A Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Series A Capital Securities tendered for the account of an Eligible Institution. If the Series A Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering Series A Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of the Series A Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written or facsimile transmission. Withdrawals of tenders of the Series A Capital Securities may not be rescinded. Series A Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering Series A Capital Securities."

     All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Corporation and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. Neither the Corporation, the Trust, any affiliates or assigns of the Corporation, the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Series A Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Trust will not be required to accept for exchange, or to exchange, any Series A Capital Securities for any Series B Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Series A Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

(a) there shall occur a change in the current interpretation by the staff of the Commission which permits the Series B Capital Securities issued pursuant to the Exchange Offer in exchange for Series A Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of the Corporation or the Trust within the meaning of Rule 405 under the Securities
    Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Series B Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Series B Capital Securities; or

(b) any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the Exchange Offer which, in the Corporation's and the Trust's judgment, would reasonably be expected to impair the ability of the Corporation or the Trust to proceed with the Exchange Offer;

(c) any law, statute, rule or regulation shall have been adopted or enacted which, in the Corporation's and the Trust's judgment, would reasonably be expected to impair the ability of the Corporation or the Trust to proceed with the Exchange Offer;

(d) a banking moratorium shall have been declared by United States federal or Pennsylvania or New York state authorities which, in the Corporation's and the Trust's judgment, would reasonably be expected to impair the ability of the Corporation or the Trust to proceed with the Exchange Offer; or

(e) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Corporation or the Trust, threatened for that purpose, any governmental approval has not been obtained, which approval the Trust shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

     If the Corporation and the Trust determine in their sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, the Corporation and the Trust may, subject to applicable law, terminate the Exchange Offer (whether or not any Series A Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Corporation and the Trust will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders of the Series A Capital Securities, and the Corporation and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

     The Chase Manhattan Bank has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

 BY REGISTERED OR CERTIFIED MAIL:              BY OVERNIGHT DELIVERY:
---------------------------------             -----------------------

     The Chase Manhattan Bank                The Chase Manhattan Bank
    55 Water Street, Room 234               55 Water Street, Room 234
        New York, NY 10041                      New York, NY 10041
     Attention: Lewis Padilla               Attention: Lewis Padilla
 (First Western Capital Trust I,          (First Western Capital Trust I,
    9.875% Capital Securities                9.875% Capital Securities

                                 BY HAND ONLY:
                                ----------------

                            The Chase Manhattan Bank
                           55 Water Street, Room 234
                               New York, NY 10041
                        (First Western Capital Trust I,
                           9.875% Capital Securities

                  TO CONFIRM BY TELEPHONE OR FOR INFORMATION:
               -------------------------------------------------

                                 (212) 638-0458

                            FACSIMILE TRANSMISSIONS:
                          ---------------------------

                        (FOR ELIGIBLE INSTITUTIONS ONLY)
                        (212) 638-7375 or (212) 638-7380

     Delivery to other than the above address or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

     The Corporation has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Corporation will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Series A Capital Securities, and in handling or tendering for their customers.

     Holders who tender their Series A Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, Series B Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Series A Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Series A Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

     Neither the Corporation nor the Trust will make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

                       DESCRIPTION OF CAPITAL SECURITIES

     The Capital Securities represent beneficial interests in the Trust and the holders thereof are entitled to a preference over the Common Securities in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust. See "--Subordination of Common Securities." The Trust Agreement has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain provisions of the Capital Securities, the Common Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms.

GENERAL

     The Capital Securities are limited to $25,000,000 aggregate Liquidation Amount at any one time outstanding including any Series B Capital Securities that may be issued from time to time in exchange for the Series A Capital Securities pursuant to the Exchange Offer. See "The Exchange Offer." The Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "--Subordination of Common Securities." Legal title to the Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The Guarantee will not guarantee payment of Distributions or amounts payable on redemption of the Capital Securities or liquidation of the Trust when the Trust does not have funds on hand legally available for such payments. See "Description of Guarantee."

DISTRIBUTIONS

     Distributions on the Capital Securities will be cumulative, will accumulate from February 11, 1997 and will be payable semi-annually in arrears on February 1 and August 1 of each year, commencing August 1, 1997, at the annual rate of 9.875% of the Liquidation Amount to the holders of the Capital Securities on the relevant record dates. The record dates will be the 15th day of the month preceding the month in which the relevant Distribution Date (as defined herein) falls. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Capital Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay), except that if such next succeeding Business Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York or Pittsburgh, Pennsylvania are authorized or required by law or executive order to remain closed.

     So long as no Debenture Event of Default has occurred and is continuing, the Corporation has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity. Upon any such election, semi-annual Distributions on the Capital Securities will be deferred by the Trust during any such Extension Period. Distributions to which holders of the Capital Securities are entitled during any such Extension Period will accumulate additional Distributions thereon at the rate per annum of 9.875% thereof, compounded semi-annually from the relevant Distribution Date, but not exceeding the interest rate then accruing on the Junior Subordinated Debentures. The term "Distributions," as used herein, shall include any such additional Distributions.

     Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods, end on a date other than an Interest Payment Date or extend beyond the Stated Maturity. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any such Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable except for the election to begin such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of such Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

     During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation,
(b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (d) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (e) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans), (ii) make any payment of principal of or premium, if any, or interest on or repay, repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments (other than payments under the Guarantee) with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures. The Corporation has no current intention to exercise its option to defer payments of interest on the Junior Subordinated Debentures.

     The revenue of the Trust available for distribution to holders of the Capital Securities will be limited to payments under the Junior Subordinated Debentures in which the Trust has invested the proceeds from the issuance and sale of the Trust Securities. See "Description of Junior Subordinated Debentures--General." If the Corporation does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Capital Securities. The payment of Distributions (if and to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be guaranteed by the Corporation on a limited basis as set forth herein under "Description of Guarantee."

REDEMPTION

     Upon the repayment on the Stated Maturity or prepayment prior to the Stated Maturity of the Junior Subordinated Debentures, the proceeds from such repayment or prepayment shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Capital Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the "Redemption Date"), at the applicable Redemption Price, which shall be equal to (i) in the case of the repayment of the Junior Subordinated Debentures on the Stated Maturity, the Maturity Redemption Price (equal to the principal of, and accrued and unpaid interest on, the Junior Subordinated Debentures), (ii) in the case of the optional prepayment of the Junior Subordinated Debentures prior to February 1, 2007 upon the occurrence and continuation of a Special Event, the Special Event Redemption Price (equal to the Special Event Prepayment Price in respect of the Junior Subordinated Debentures) and (iii) in the case of the optional prepayment of the Junior Subordinated Debentures on or after February 1, 2007, the Optional Redemption Price (equal to the Optional Prepayment

Price in respect of the Junior Subordinated Debentures). See "Description of Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

     "Like Amount" means (i) with respect to a redemption of the Capital Securities, Capital Securities having a Liquidation Amount equal to the principal amount of Junior Subordinated Debentures to be paid in accordance with their terms and (ii) with respect to a distribution of Junior Subordinated Debentures upon the liquidation of the Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities of the holder to whom such Junior Subordinated Debentures are distributed.

     The Corporation has the option to prepay the Junior Subordinated Debentures, (i) in whole or in part, on or after February 1, 2007, at the applicable Optional Prepayment Price and (ii) in whole but not in part, at any time prior to February 1, 2007, upon the occurrence of a Special Event, at the Special Event Prepayment Price, in each case subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve and the receipt of any other required regulatory approval. See "Description of Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

     The Corporation has the right at any time to terminate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to (i) the Corporation having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities and
(ii) the prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve and the receipt of any other required regulatory approval.

     The Trust shall automatically terminate upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Corporation;
(ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of the Capital Securities, if the Corporation, as Sponsor, has given written direction to the Property Trustee to terminate the Trust (which direction is optional and, except as described above, wholly within the discretion of the Corporation, as Sponsor); (iii) redemption of all of the Capital Securities as described under "--Redemption"; (iv) expiration of the term of the Trust; and (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

     If a termination occurs as described in clause (i), (ii), (iv), or (v) above, the Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Capital Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of the Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets on hand legally available to pay in full the aggregate Liquidation Distribution or if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. See "--Subordination of Common Securities."

     If the Corporation elects not to prepay the Junior Subordinated Debentures prior to maturity in accordance with their terms and either elects not to or is unable to liquidate the Trust and distribute the Junior Subordinated Debentures to holders of the Capital Securities, the Capital Securities will remain outstanding until the repayment of the Junior Subordinated Debentures on the Stated Maturity.

     After the liquidation date is fixed for any distribution of Junior Subordinated Debentures to holders of the Capital Securities, (i) the Capital Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee will receive, in respect of each registered global certificate, if any, representing Capital Securities and held by it, a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Capital Securities not held by DTC or its nominee will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Capital Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Capital Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon the Corporation will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Junior Subordinated Debentures.

REDEMPTION PROCEDURES

     If applicable, Capital Securities shall be redeemed at the applicable Redemption Price with the proceeds from the contemporaneous repayment or prepayment of the Junior Subordinated Debentures. Any redemption of Capital Securities shall be made and the applicable Redemption Price shall be payable on the Redemption Date only to the extent that the Trust has funds legally available for the payment of such applicable Redemption Price. See also "--Subordination of Common Securities."

     If the Trust gives a notice of redemption in respect of the Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are legally available, with respect to the Capital Securities held by DTC or its nominees, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price. See "--Form, Denomination, Book-Entry Procedures and Transfer." With respect to the Capital Securities held in certificated form, the Property Trustee, to the extent funds are legally available, will irrevocably deposit with the paying agent for the Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. See "--Payment and Paying Agency." Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of such Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Capital Securities will cease, except the right of the holders of the Capital Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and the Capital Securities will cease to be outstanding. In the event that any Redemption Date of Capital Securities is not a Business Day, then the applicable Redemption Price payable on such date will be paid on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such next succeeding Business Day falls in the next calendar year, such payment shall be made on the immediately preceding Business Day. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Corporation pursuant to the Guarantee as described under "Description of Guarantee," Distributions on Capital Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Trust to the date such applicable Redemption Price is actually paid, in which case the actual payment date will be the Redemption Date for purposes of calculating the applicable Redemption Price.

     Subject to applicable law (including, without limitation, United States federal securities law), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

     If less than all of the Capital Securities and Common Securities issued by the Trust are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of the Capital Securities and Common Securities to be redeemed shall be allocated pro rata to the Capital Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Capital Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Capital Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of the Liquidation Amount of the Capital Securities of a denomination larger than $1,000. The Property Trustee shall promptly notify the trust registrar in writing of the Capital Securities selected for redemption and, in the case of the Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of the Capital Securities shall relate, in the case of the Capital Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of the Capital Securities which has been or is to be redeemed.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the Redemption Date to each holder of Capital Securities at its registered address. Unless the Corporation defaults in payment of the applicable Redemption Price on, or in the repayment of, the Junior Subordinated Debentures, on and after the Redemption Date Distributions will cease to accrue on the Capital Securities called for redemption.

SUBORDINATION OF COMMON SECURITIES

     Payment of Distributions on, and the Redemption Price of, the Capital Securities and the Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Capital Securities and the Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the applicable Redemption Price the full amount of such Redemption Price, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

     In the case of any Event of Default, the Corporation as holder of the Common Securities will be deemed to have waived any right to act with respect to such Event of Default until the effect of such Event of Default shall have been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Capital Securities and not on behalf of the Corporation as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

EVENTS OF DEFAULT; NOTICE

     The occurrence of a Debenture Event of Default (see "Description of Junior Subordinated Debentures--Debenture Events of Default") constitutes an "Event of Default" under the Trust Agreement.

     Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Capital Securities, the Administrative Trustees and the Corporation, as Sponsor, unless such Event of Default shall have been cured or waived. The Corporation, as Sponsor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

     If a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities as described under "--Liquidation of the Trust and Distribution of Junior Subordinated Debentures" and "--Subordination of Common Securities."

REMOVAL OF ISSUER TRUSTEES

     Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

     Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Trust Agreement, provided such corporation shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

     The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other Person, except as described below. The Trust may, at the request of the Corporation, as Sponsor, with the consent of the Administrative Trustees but without the consent of the holders of the Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Trust Securities or (b) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Trust Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Trust Securities are then listed or quoted, if any, (iv) if the Capital Securities (including any Successor Securities) are rated by any nationally recognized statistical rating organization prior to such transaction, such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) or, if the Junior Subordinated Debentures are so rated, the Junior Subordinated Debentures, to be downgraded by any such nationally recognized statistical rating organization,
(v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Trust experienced in such matters to the effect that
(a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and
(viii) the Corporation or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Capital Securities Guarantee and the Common Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT

     Except as provided below and under "--Mergers, Consolidations, Amalgamations or Replacements of the Trust" and "Description of Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Capital Securities will have no voting rights.

     The Trust Agreement may be amended from time to time by the Corporation, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of the holders of the Trust Securities, and any amendments of the Trust Agreement shall become effective when notice thereof is given to the holders of the Trust Securities. The Trust Agreement may be amended by the Issuer Trustees and the Corporation (i) with the consent of holders representing a majority (based upon Liquidation Amount) of the outstanding Trust Securities, and (ii) upon receipt by the Issuer Trustees of an opinion of counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, provided that, without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     So long as any Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or exercising any trust or power conferred on such Property Trustee with respect to the Junior Subordinated Debentures, (ii) waive certain past defaults under the Indenture, (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Junior Subordinated Debentures or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each holder of the Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

     Any required approval of holders of Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in the Trust Agreement.

     No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel the Capital Securities in accordance with the Trust Agreement.

     Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Corporation, the Issuer Trustees or any affiliate of the Corporation or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

     In the event that Capital Securities are issued in certificated form, such Capital Securities will be in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities) and may be transferred or exchanged in such blocks in the manner and at the offices described below.

     The Series B Capital Securities initially will be represented by one or more Capital Securities in registered, global form (collectively, the "Global Capital Securities"). The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

     Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Capital Securities may not be exchange for Capital Securities in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

DEPOSITARY PROCEDURES

     DTC has advised the Trust and the Corporation that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised the Trust and the Corporation that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants designated by the Initial Purchaser with portions of the Liquidation Amount of the Global Capital Securities and
(ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

     Investors in the Global Capital Securities may hold their interests therein directly through DTC if they are Participants, or indirectly through organizations that are Participants. All interests in a Global Capital Security may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Capital Securities, see "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities" and "--Exchange of Certificated Capital Securities for Book-Entry Capital Securities."

     Except as described below, owners of interests in the Global Capital Securities will not have Capital Securities registered in their name, will not receive physical delivery of Capital Securities in certificated form and will not be considered the registered owners or holders thereof under the Trust Agreement for any purpose.

     Payments in respect of the Global Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Trust Agreement. Under the terms of the Trust Agreement, the Property Trustee will treat the persons in whose names the Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Corporation that its current practice, upon receipt of any payment in respect of securities such as the Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Trust or the Corporation. Neither the Trust or the Corporation nor the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Capital Securities, and the Trust or the Corporation and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Secondary market trading activity in interests in the Global Capital Securities will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will settle in same-day funds.

     DTC has advised the Trust and the Corporation that it will take any action permitted to be taken by a holder of Capital Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the Liquidation Amount of the Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Trust Agreement, DTC reserves the right to exchange the Global Capital Securities for legended Capital Securities in certificated form and to distribute such Capital Securities to its Participants.

     The information in this section concerning DTC and its book-entry system has been obtained from sources that the Trust and the Corporation believe to be reliable, but neither the Trust nor the Corporation takes responsibility for the accuracy thereof.

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Capital Securities among Participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trust or the Corporation nor the Property Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of its obligations under the rules and procedures governing its operations.

EXCHANGE OF BOOK-ENTRY CAPITAL SECURITIES FOR CERTIFICATED CAPITAL SECURITIES

     A Global Capital Security is exchangeable for Capital Securities in registered certificated form if (i) DTC (x) notifies the Trust that it is unwilling or unable to continue as Depositary for the Global Capital Security and the Trust thereupon fails to appoint a successor Depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act,
(ii) the Corporation in its sole discretion elects to cause the issuance of the Capital Securities in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Trust Agreement. In addition, beneficial interests in a Global Capital Security may be exchanged for certificated Capital Securities upon request but only upon at least 20 days prior written notice given to the Property Trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures) and will bear the legend required, if any, by the Trust Agreement unless the Property Trustee determines otherwise in compliance with applicable law.

EXCHANGE OF CERTIFICATED CAPITAL SECURITIES FOR BOOK-ENTRY CAPITAL SECURITIES

     Capital Securities which are issued in certificated form may not be exchanged for beneficial interests in any Global Capital Security unless such exchange occurs in connection with a transfer of such Certificated Capital Securities and the transferor first delivers to the Property Trustee a written certificate (in the form provided in the Trust Agreement) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Capital Securities, if any, and written instructions directing the Property Trustee to make, or to direct the Clearing Agency to make, an adjustment on its books and records with respect to the appropriate Global Capital Security to reflect an increase in the number of Capital Securities represented by such Global Capital Security.

PAYMENT AND PAYING AGENCY

     Payments in respect of the Capital Securities held in global form shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or in respect of the Capital Securities that are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Corporation. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Corporation. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Corporation) to act as Paying Agent.

RESTRICTIONS ON TRANSFER

     The Capital Securities will be issued, and may be transferred, only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). Any such transfer of Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Capital Securities for any purpose, including but not limited to the receipt of Distributions on such Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Capital Securities.

REGISTRAR AND TRANSFER AGENT

     The Property Trustee will act as registrar and transfer agent for the Capital Securities.

     Registration of transfers of the Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Capital Securities after they have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such

Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of the Capital Securities or the Common Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Corporation and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

     The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Corporation for United States federal income tax purposes. In this connection, the Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Trust Agreement, that the Corporation and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

     Holders of the Trust Securities have no preemptive or similar rights.

     The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

     The Series A Junior Subordinated Debentures were issued and the Series B Junior Subordinated Debentures will be issued as a separate series under the Indenture, as supplemented from time to time (as so supplemented, the "Indenture"), between the Corporation and The Chase Manhattan Bank, as trustee (the "Debenture Trustee"). The Indenture has been qualified under the Trust Indenture Act. This summary of certain terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

GENERAL

     Concurrently with the issuance of the Capital Securities, the Trust invested the proceeds thereof, together with the consideration paid by the Corporation for the Common Securities, in Series A Junior Subordinated Debentures issued by the Corporation which, pursuant to the Exchange Offer, will be exchanged for Series B Junior Subordinated Debentures. The Junior Subordinated Debentures will bear interest from February 11, 1997 at the annual rate of 9.875% of the principal amount thereof, payable semi-annually in arrears on February 1 and August 1 of each year (each, an "Interest Payment Date"), commencing August 1, 1997, to the person in whose name each Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the 15th day of the month preceding the month in which the relevant payment date falls. It is anticipated that, until the liquidation, if any, of the Trust, each Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such next succeeding Business Day falls in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 9.875% thereof, compounded semi-annually. The term "interest," as used herein, shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

     The Series A Junior Subordinated Debentures were, and the Series B Junior Subordinated Debentures will be, issued in denominations of $1,000 and integral multiples thereof. The Junior Subordinated Debentures will mature on February 1, 2027 (the "Stated Maturity").

     The Junior Subordinated Debentures will rank pari passu with all Other Debentures and will be unsecured and subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Indenture. See "--Subordination."

     The Corporation is a holding company and almost all of the operating assets of the Corporation are owned by the Corporation's Subsidiaries. The Corporation is a legal entity separate and distinct from its Subsidiaries. Holders of Junior Subordinated Debentures should look only to the Corporation for payments on the Junior Subordinated Debentures. The principal sources of the Corporation's income are dividends, interest and fees from its Subsidiaries. The Corporation relies primarily on service fees and dividends from such Subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. The Banks are subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Corporation and such other affiliates from borrowing from the Banks unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by any of the Banks are generally limited in amount as to the Corporation and as to each of such other affiliates to 10% of such Bank's capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of such Bank's capital and surplus. In addition, there are regulatory limitations on the payment of dividends directly or indirectly to the Corporation from the Banks. As of March 31, 1997, under OCC regulations, the total capital available for payment of dividends by First Western Bank, N.A. to the Corporation was approximately $14.9 million, and under OTS regulations, the total capital available for payment of dividends by First Western Bank, F.S.B. to the Corporation was approximately $6.6 million, for a total of approximately $21.5 million. However, the OCC and OTS have the power to prohibit any act, including the payment of dividends, if such act would reduce bank capital to a point that, in their opinion, would render the bank undercapitalized and thus constitute an unsafe or unsound banking practice.

     Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary (including depositors, in the case of the Banks), except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. At March 31, 1997, the Subsidiaries of the Corporation had total liabilities (excluding liabilities owed to the Corporation) of $1.565 billion. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries (including the Subsidiaries' deposit liabilities) and all liabilities of any future subsidiaries of the Corporation. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation or any subsidiary, including Senior Indebtedness. See "--Subordination."

DISTRIBUTION OF THE JUNIOR SUBORDINATED DEBENTURES

     As described under "Description of the Capital Securities--Liquidation of the Trust and Distribution of the Junior Subordinated Debentures to Holders," under certain circumstances involving the termination of the

Trust, Junior Subordinated Debentures may be distributed to the holders of the Capital Securities in exchange therefor upon liquidation of the Trust, after satisfaction of liabilities to creditors of the Trust as provided by applicable law. If distributed to holders of the Capital Securities in liquidation, the Junior Subordinated Debentures will initially be issued in the form of one or more global securities and DTC, or any successor depositary for the Capital Securities, will act as depositary for the Junior Subordinated Debentures. It is anticipated that the depositary arrangements for the Junior Subordinated Debentures would be substantially identical to those in effect for the Capital Securities. If the Junior Subordinated Debentures are distributed to the holders of the Capital Securities upon the liquidation of the Trust, the Corporation will use its best efforts to register or list the Junior Subordinated Debentures with DTC or such other trading facilities, if any, on which the Capital Securities are then listed. There can be no assurance as to the market price of any Junior Subordinated Debentures that may be distributed to the holders of the Capital Securities.

PAYMENT AND PAYING AGENTS

     Payment of principal of (and premium, if any) and interest on Junior Subordinated Debentures will be made at the office of the Debenture Trustee in The City of New York or at the office of such Paying Agent or Paying Agents as the Corporation may designate from time to time, except that at the option of the Corporation payment of any interest may be made, except in the case of Junior Subordinated Debentures in global form, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register for Junior Subordinated Debentures or (ii) by transfer to an account maintained by the Person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant Record Date. Payment of any interest on any Junior Subordinated Debenture will be made to the Person in whose name such Junior Subordinated Debenture is registered at the close of business on the Record Date for such interest, except in the case of defaulted interest. The Corporation may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however the Corporation will at all times be required to maintain a Paying Agent in each place of payment for the Junior Subordinated Debentures.

     Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Corporation in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

OPTION TO EXTEND INTEREST PAYMENT DATE

     So long as no Debenture Event of Default has occurred and is continuing, the Corporation has the right under the Indenture at any time and from time to time during the term of the Junior Subordinated Debentures to defer the payment of interest for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity. At the end of such Extension Period, the Corporation must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 9.875%, compounded semi-annually, to the extent permitted by applicable law ("Compounded Interest")). During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures (and holders of the Trust Securities while Trust Securities are outstanding) will be required to accrue such deferred interest income for United States federal income tax purposes prior to the receipt of cash attributable to such income. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

     During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock or
(ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including any Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the

Corporation (including any Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans).

     Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods, end on a date other than an Interest Payment Date or extend beyond the Stated Maturity. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Debenture Trustee shall give notice of the Corporation's election to begin or extend a new Extension Period to the holders of the Capital Securities. Except as described above, there is no limitation on the number of times that the Corporation may elect to begin an Extension Period.

OPTIONAL PREPAYMENT

     The Junior Subordinated Debentures will be prepayable, in whole or in part, at the option of the Corporation on or after February 1, 2007 (the "Initial Optional Prepayment Date"), subject to the Corporation having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve and having received any other required regulatory approval, at a prepayment price (the "Optional Prepayment Price") equal to the percentage of the outstanding principal amount of the Junior Subordinated Debentures specified below, plus, in each case, accrued and unpaid interest thereon to the date of prepayment if redeemed during the 12-month period beginning February 1 of the years indicated below:

                                       YEAR                                PERCENTAGE
          --------------------------------------------------------------   ----------
          2007..........................................................     104.938%
          2008..........................................................     104.444%
          2009..........................................................     103.950%
          2010..........................................................     103.456%
          2011..........................................................     102.963%
          2012..........................................................     102.469%
          2013..........................................................     101.975%
          2014..........................................................     101.482%
          2015..........................................................     100.988%
          2016..........................................................     100.494%
          2017 and thereafter...........................................     100.000%

SPECIAL EVENT PREPAYMENT

     Prior to February 1, 2007, if a Special Event shall occur and be continuing, the Corporation may, at its option and subject to receipt of prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve and receipt of any other required regulatory approval, prepay the Junior Subordinated Debentures in whole (but not in part) at any time within 90 days of the occurrence of such Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to, for each Capital Security, the Make-Whole Amount (as defined below) for a corresponding $1,000 principal amount of Junior Subordinated Debentures together with accrued Distributions to, but excluding, the date fixed for redemption. The "Make-Whole Amount" shall be equal to the greater of (x) 100% of the principal amount thereof or (y) the sum, as determined by a Quotation Agent (as defined herein), of the present values of the remaining scheduled payments of principal and interest on the Junior Subordinated Debentures discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in the case of each of clauses (x) and (y), accrued and unpaid interest thereon to the date of prepayment.

     A "Special Event" means a Tax Event or a Regulatory Capital Event (as defined below), as the case may be.

     A "Tax Event" means the receipt by the Corporation and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the Issue Date, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures,
(ii) interest payable by the Corporation on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     A "Regulatory Capital Event" means that the Corporation shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of the Federal Reserve or
(b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the Issue Date, the Capital Securities do not constitute, or within 90 days of the date thereof, will not constitute, Tier 1 Capital (or its then equivalent); provided, however, that the distribution of the Junior Subordinated Debentures in connection with the liquidation of the Trust by the Corporation shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event.

     "Adjusted Treasury Rate" means, with respect to any prepayment date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date plus (i) 3.075% if such prepayment date occurs prior to February 1, 1998 and (ii) 2.525% in all other cases.

     "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Junior Subordinated Debentures to be prepaid that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Junior Subordinated Debentures.

     "Quotation Agent" means the Reference Treasury Dealer appointed by the Corporation. "Reference Treasury Dealer" means a nationally recognized U.S. Government securities dealer in New York City selected by the Corporation.

     "Comparable Treasury Price" means, with respect to any prepayment date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such prepayment date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(B) if the Debenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such prepayment date.

     "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Capital Securities and Common Securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event.

     Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the prepayment date to each holder of Junior Subordinated Debentures to be prepaid at its registered address. Unless the Corporation defaults in payment of the prepayment price, on and after the prepayment date interest ceases to accrue on such Junior Subordinated Debentures called for prepayment.

     If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional amounts on the Junior Subordinated Debentures the Additional Sums.

RESTRICTIONS ON CERTAIN PAYMENTS

     The Corporation has covenanted that it will not, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation,
(b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (d) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (e) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans), (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments (other than payments under the Guarantee) with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including under Other Guarantees) if such guarantee ranks pari passu or junior in right of payment to the Junior Subordinated Debentures if at such time (1) there shall have occurred any event of which the Corporation has actual knowledge that (a) is, or with the giving of notice or the lapse of time, or both, would be, a Debenture Event of Default and (b) in respect of which the Corporation shall not have taken reasonable steps to cure, (2) if such Junior Subordinated Debentures are held by the Trust, the Corporation shall be in default with respect to its payment of any obligations under the Guarantee or (3) the Corporation shall have given notice of its election of an Extension Period as provided in the Indenture and shall not have rescinded such notice, and such Extension Period, or any extension thereof, shall have commenced and be continuing.

MODIFICATION OF INDENTURE

     From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of Junior Subordinated Debentures) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of a majority in principal amount of Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of Junior Subordinated Debentures; provided, that no such modification may, without the consent of the holders of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity, or reduce the principal amount of the Junior Subordinated Debentures or reduce the amount payable on redemption thereof or reduce the rate or extend the time of payment of interest thereon except pursuant to the Corporation's right under the Indenture to defer the payment of interest as provided therein (see "--Option to Extend Interest Payment Date") or make the principal of, or interest or premium on, the Junior Subordinated Debentures payable in any coin or currency other than that provided in the Junior Subordinated Debentures, or impair or affect the right of any holder of Junior Subordinated Debentures to institute suit for the payment thereof, or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture.

DEBENTURE EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures constitutes a "Debenture Event of Default" (whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(i)failure for 30 days to pay any interest (including Compounded Interest and Additional Sums, if any) on the Junior Subordinated Debentures or any Other Debentures, when due (subject to the deferral of any due date in the case of an Extension Period); or (ii)failure to pay any principal or premium, if any, on the Junior Subordinated Debentures or any Other Debentures when due whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise; or (iii)failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of Junior Subordinated Debentures; or
(iv)certain events in bankruptcy, insolvency or reorganization of the Corporation.

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures have, subject to certain exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal (or premium, if any) on or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest (and premium, if any) and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

     If a Debenture Event of Default shall have occurred and be continuing and shall be attributable to the failure of the Corporation to pay the principal of (or premium, if any), or interest (including Compounded Interest and Additional Sums, if any) on the Junior Subordinated Debentures on the due date, a holder of Capital Securities may institute a Direct Action. The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. Notwithstanding any payments made to a holder of Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of (or premium, if any) or interest (including Compounded Interest and Additional Sums, if any) on the Junior Subordinated Debentures, and the Corporation shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action.

     The holders of the Capital Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Junior Subordinated Debentures unless there shall have been an Event of Default under the Trust Agreement. See "Description of Capital Securities--Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The Indenture provides that the Corporation shall not consolidate with or merge into any other Person or convey, transfer or lease its properties as an entirety or substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Corporation or convey, transfer or lease its properties as an entirety or substantially as an entirety to the Corporation, unless: (i) in case the Corporation consolidates with or merges into another Person or conveys or transfers its properties substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any State or the District of Columbia, and such successor Person expressly assumes the Corporation's obligations on the Junior Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met.

     The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Junior Subordinated Debentures.

     For so long as the Trust Securities remain outstanding, the Corporation has covenanted (i) to directly or indirectly maintain 100% direct or indirect ownership of the Common Securities of the Trust; provided, however, that any permitted successor of the Corporation under the Indenture may succeed to the Corporation's ownership of such Common Securities, (ii) not to cause, as Sponsor of the Trust, or to permit, as holder of the Common Securities, the dissolution, winding-up or termination of the Trust, except in connection with a distribution of the Junior Subordinated Debentures as provided in the Trust Agreement and in connection with certain mergers, consolidations or amalgamations and (iii) to use its reasonable efforts to cause the Trust (a) to remain a business trust, except in connection with the distribution of Junior Subordinated Debentures to the holders of Capital Securities in liquidation of the Trust, the redemption of all of the Capital Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Trust Agreement, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

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

SATISFACTION AND DISCHARGE

     The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at maturity or called for redemption within one year, and the Corporation deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to the Corporation's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Indenture.

SUBORDINATION

     In the Indenture, the Corporation has covenanted and agreed that any Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Corporation, all Senior Indebtedness must be paid in full before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect thereof.

     In the event of the acceleration of the maturity of Junior Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of such Senior Indebtedness before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Junior Subordinated Debentures.

     No payments on account of principal (or premium, if any) or interest, if any, in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     "Senior Indebtedness" shall mean all Indebtedness for Money Borrowed, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Junior Subordinated Debentures or Indebtedness Ranking Junior to the Junior Subordinated Debentures, and any deferrals, renewals or extensions of such Senior Indebtedness.

     "Indebtedness for Money Borrowed" shall mean any obligation of, or any obligation guaranteed by, the Corporation for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments; provided, however, that Indebtedness for Money Borrowed shall not include trade accounts payable or accrued liabilities in the ordinary course of business.

     "Indebtedness Ranking on a Parity with the Junior Subordinated Debentures" shall mean (i) Indebtedness for Money Borrowed, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, to the extent such indebtedness specifically by its terms ranks equally with and not prior to the Junior Subordinated Debentures in the right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Corporation and (ii) all other debt securities, and guarantees in respect of those debt securities, issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with the Corporation that is a financing vehicle of the Corporation (a "financing entity") in connection with the issuance by such financing entity of equity securities or other securities guaranteed by the Corporation pursuant to an instrument that ranks pari passu with or junior in right of payment to the Guarantee.

     "Indebtedness Ranking Junior to the Junior Subordinated Debentures" shall mean any Indebtedness for Money Borrowed, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, to the extent such indebtedness specifically by its terms ranks junior to and not equally with or prior to the Junior Subordinated Debentures (and any other Indebtedness Ranking on a Parity with the Junior Subordinated Debentures) in right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Corporation. The securing of any Indebtedness for Money Borrowed, otherwise constituting Indebtedness Ranking on a Parity with the Junior Subordinated Debentures or Indebtedness Ranking Junior to the Junior Subordinated Debentures, as the case may be, shall not be deemed to prevent such Indebtedness for Money Borrowed from constituting Indebtedness Ranking on a Parity with the Junior Subordinated Debentures or Indebtedness Ranking Junior to the Junior Subordinated Debentures, as the case may be.

     The Corporation is a holding company and almost all of the operating assets of the Corporation are owned by the Corporation's Subsidiaries. The Corporation relies primarily on service fees and dividends from such Subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. The Corporation is a legal entity separate and distinct from its Subsidiaries. Holders of Junior Subordinated Debentures should look only to the Corporation for payments on the Junior Subordinated Debentures. The principal sources of the Corporation's income are dividends, interest and fees from its Subsidiaries. The Banks are subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Corporation and such other affiliates from borrowing from the Banks unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by any of the Banks are generally limited in amount as to the Corporation and as to each of such other affiliates to 10% of such Bank's capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of such Bank's capital and surplus. In addition, there are regulatory limitations on the payment of dividends directly or indirectly to the Corporation from the Banks. See "--General." Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries.

     Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary (including depositors, in the case of the Banks), except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. At March 31, 1997, the Subsidiaries of the Corporation had total liabilities (excluding liabilities owed to the Corporation) of $1.565 billion. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries (including the Subsidiaries' deposit liabilities) and all liabilities of any future subsidiaries of the Corporation. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation or any subsidiary, including Senior Indebtedness. See "--Subordination."

RESTRICTIONS ON TRANSFER

     The Junior Subordinated Debentures will be issued, and may be transferred, only in blocks having an aggregate principal amount of not less than $100,000 (100 Junior Subordinated Debentures). Any such transfer of Junior Subordinated Debentures in a block having an aggregate principal amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Junior Subordinated Debentures for any purpose, including but not limited to the receipt of payments on such Junior Subordinated Debentures, and such transferee shall be deemed to have no interest whatsoever in such Junior Subordinated Debentures.

GOVERNING LAW

     The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

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

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                            DESCRIPTION OF GUARANTEE

     The Series A Capital Securities Guarantee was executed and delivered by the Corporation concurrently with the issuance by the Trust of the Series A Capital Securities for the benefit of the holders from time to time of the Series A Capital Securities. As soon as practicable after the consummation of the Exchange Offer, the Series A Capital Securities Guarantee will be exchanged by the Corporation for the Series B Capital Securities Guarantee. The Guarantee has been qualified under the Trust Indenture Act. The Chase Manhattan Bank will act as Guarantee Trustee under the Guarantee. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities.

GENERAL

     The Corporation will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has funds on hand legally available therefor at such time,
(ii) the applicable Redemption Price with respect to the Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor at such time, and (iii) upon a voluntary or involuntary termination and liquidation of the Trust, the lesser of (a) the Liquidation Distribution and (b) the amount of assets of the Trust remaining available for distribution to holders of Capital Securities. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the Capital Securities or by causing the Trust to pay such amounts to such holders.

     The Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent provided therein. See "--Status of the Guarantee." Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Corporation's obligations under the Guarantee will be effectively subordinated to all existing and future liabilities of the Corporation's Subsidiaries (including the deposit liabilities of the Corporation's Subsidiaries), and all liabilities of any future subsidiaries of the Corporation. Claimants should look only to the Corporation for payments under the Guarantee. See "Description of the Junior Subordinated Debentures--General." The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Indebtedness, whether under the Indenture, any other indenture that the Corporation may enter into in the future or otherwise.

     The Corporation will, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Capital Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee."

STATUS OF THE GUARANTEE

     The Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness in the same manner as Junior Subordinated Debentures.

     The Guarantee will rank pari passu with all Other Guarantees issued by the Corporation. The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held for the benefit of the holders of the Capital Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Capital Securities of the Junior Subordinated Debentures. The Guarantee does not place a limitation on the amount of additional Senior Indebtedness that may be incurred by the Corporation.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not materially adversely affect the rights of holders of the Capital Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of a majority of the Liquidation Amount of such outstanding Capital Securities. The manner of obtaining any such approval will be as set forth under "Description of Capital Securities--Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the Capital Securities then outstanding.

EVENTS OF DEFAULT

     An event of default under the Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder. The holders of a majority in Liquidation Amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

     Any holder of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity (a "Direct Action").

     The Corporation, as guarantor, will be required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of the Guarantee, will undertake to perform only such duties as are specifically set forth in the Guarantee and, in case a default with respect to the Guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee will be under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

     The Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of the Capital Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust or upon distribution of Junior Subordinated Debentures to the holders of the Capital Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Capital Securities must restore payment of any sums paid under the Capital Securities or the Guarantee.

GOVERNING LAW

     The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

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

                     DESCRIPTION OF THE SERIES A SECURITIES

     The terms of the Series A Securities are identical in all material respects to the Series B Securities, except that (i) the Series A Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the applicable Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances); (ii) the Series B Capital Securities will not provide for any increase in the Distribution rate thereon; and (iii) the Series B Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. The Series A Securities provide that, in the event that the Exchange Offer Registration Statement is not declared effective on or prior to August 10, 1997, or, in certain limited circumstances, in the event the Exchange Offer is not consummated on the 45th day after the Registration Statement is declared effective or a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Series A Capital Securities is not declared effective on or prior to the 30th day after such registration statement was required to be filed (a "Registration Default"), then interest will accrue (in addition to the stated interest rate on the Junior Subordinated Debentures) at the rate per annum equal to an additional one-quarter of one percent (0.25%) per Registration Default (not to exceed in the aggregate 0.25%) of the principal amount, or the Liquidation Amount, as applicable. The Series B Securities are not, and upon consummation of the Exchange Offer the Series A Securities will not be, entitled to any such additional interest or Distributions. Accordingly, holders of Series A Capital Securities should review the information set forth under "Risk Factors--Certain Consequences of a Failure to Exchange Series A Capital Securities" and "Description of the Capital Securities."

                 RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE
                JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

     Payments of Distributions and other amounts due on the Capital Securities (to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of Guarantee." Taken together, the Corporation's obligations under the Junior Subordinated Debentures, the Indenture, the Trust Agreement and the Guarantee will provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Capital Securities. If and to the extent that the Corporation does not make the required payments on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Capital Securities. The Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, the remedy of a holder of Capital Securities is to institute a Direct Action. The obligations of the Corporation under the Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Capital Securities, primarily because: (i) the aggregate principal amount or Prepayment Price of the Junior Subordinated Debentures will be equal to the sum of the Liquidation Amount or Redemption Price, as applicable, of the Capital Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Capital Securities; (iii) the Corporation, as Sponsor, shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Capital Securities under such Capital Securities; and

(iv) the Trust Agreement will provide that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES

     A holder of any Capital Security may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

     A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Trust Agreement. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture will provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Junior Subordinated Debentures would constitute an Event of Default under the Trust Agreement.

LIMITED PURPOSE OF THE TRUST

     The Capital Securities will represent beneficial interests in the Trust, and the Trust exists for the sole purpose of issuing and selling the Trust Securities, using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and engaging in only those other activities necessary, advisable or incidental thereto. A principal difference between the rights of a holder of a Capital Security and a holder of a Junior Subordinated Debenture is that a holder of a Junior Subordinated Debenture will be entitled to receive from the Corporation the principal amount of (and premium, if any) and interest on Junior Subordinated Debentures held, while a holder of Capital Securities is entitled to receive Distributions from the Trust (or, in certain circumstances, from the Corporation under the Guarantee) if and to the extent the Trust has funds on hand legally available for the payment of such Distributions.

RIGHTS UPON TERMINATION

     Unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities, upon any voluntary or involuntary termination and liquidation of the Trust, the holders of the Capital Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the Junior Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal (and premium, if any) and interest, before any stockholders of the Corporation receive payments or distributions. Since the Corporation is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of Capital Securities and a holder of Junior Subordinated Debentures relative to other creditors and to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.

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

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES
GENERAL

     The following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities held as capital assets by a holder who purchases such Capital Securities upon initial issuance. It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, United States Alien Holders (as defined below) engaged in a U.S. trade or business or persons that will hold the Capital Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Capital Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Capital Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder and the administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

EXCHANGE OF CAPITAL SECURITIES

     The exchange of Series A Capital Securities for Series B Capital Securities will not be a taxable event to beneficial owners of Capital Securities ("Securityholders") for federal income tax purposes. The exchange of Series A Securities for Series B Securities pursuant to the Exchange Offer will not be treated as an "exchange" for federal income tax purposes because the Series B Securities will not differ materially in kind or extent from the Series A Securities and because the exchange will occur by operation of the terms of the Series A Securities. Accordingly, the Series B Junior Subordinated Debentures will have the same issue date and issue price as the Series A Junior Subordinated Debentures, and a Securityholder will have the same adjusted tax basis and holding period in the Series B Capital Securities as the Securityholder had in the Series A Capital Securities immediately before the exchange.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

     The Corporation has taken the position that the Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Corporation under current law. No assurance can be given that the Internal Revenue Service (the "IRS") will not challenge such position or, if challenged, that such a challenge would not be successful. The remainder of this discussion assumes that the Junior Subordinated Debentures will be treated as indebtedness of the Corporation for United Stated federal income tax purposes.

CLASSIFICATION OF THE TRUST

     Kirkpatrick & Lockhart LLP ("Tax Counsel") has rendered its opinion generally to the effect that, under current law and assuming full compliance with the terms of the Trust Agreement and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Capital Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debentures, and each holder will be required to include in its gross income any interest (or OID accrued) with respect to its allocable share of those Junior Subordinated Debentures.

     An opinion of Tax Counsel, however, is not binding on the IRS or the courts. Prospective investors should note that no rulings have been or are expected to be sought from the IRS with respect to any of these issues and no assurance can be given that the IRS will not take contrary positions. Moreover, no assurance can be given that the opinion expressed herein will not be challenged by the IRS or, if challenged, that such a challenge would not be successful.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Under recently issued Treasury regulations (the "Regulations") applicable to debt instruments issued on or after August 13, 1996, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. The Corporation believes that the likelihood of its exercising its option to defer payments of interest is "remote" since exercising that option would, among other things, prevent the Corporation from declaring dividends on any class of its equity securities. Accordingly, the Corporation has taken the position based on the advice of Tax Counsel that the Junior Subordinated Debentures will not be considered to be issued with OID and, accordingly, stated interest on the Junior Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's method of accounting.

     Under the Regulations, if the Corporation were to exercise its option to defer payments of interest, the Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID as long as the Junior Subordinated Debentures remain outstanding. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would thereafter be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of Capital Securities would be required to include in gross income OID even though the Corporation would not make actual cash payments during an Extension Period. Moreover, under the Regulations, if the option to defer the payment of interest was determined not to be "remote," the Junior Subordinated Debentures would be treated as having been originally issued with OID. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income.

     The Regulations have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to the interpretation described herein.

     Because income on the Capital Securities will constitute either interest or OID, corporate holders of the Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities.

RECEIPT OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

     The Corporation has the right at any time to liquidate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Capital Securities. A holder's holding period in the Junior Subordinated Debentures so received in liquidation of the Trust would include the period during which the Capital Securities were held by such holder. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of its dissolution, the distribution of the Junior Subordinated Debentures would constitute a taxable event to holders of Capital Securities and a holder's holding period in Junior Subordinated Debentures would begin on the date such Junior Subordinated Debentures were received.

     Under certain circumstances described herein (see "Description of Capital Securities"), the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Capital Securities, and a holder could recognize gain or loss as if it sold such redeemed Capital Securities for cash. See "--Sales of Capital Securities."

SALES OF CAPITAL SECURITIES

     A holder that sells Capital Securities (including a redemption of the Capital Securities either on the Stated Maturity Date or upon an optional redemption of the Junior Subordinated Debentures by the Corporation) will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities (other than with respect to accrued and unpaid interest which has not yet been included in income, which will be treated as ordinary income). A holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price increased by OID (if any) previously includable in such holder's gross income to the date of disposition and decreased by payments (if any) received on the Capital Securities in respect of OID. Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year.

     The Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debenture are deemed to have been issued with OID) and who disposes of his Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, if applicable, OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

POSSIBLE TAX LAW CHANGES

     On February 6, 1997, as part of President Clinton's Fiscal 1998 Budget Proposal, the Treasury Department proposed legislation (the "Proposed Legislation") that, among other things, would treat as equity for federal income tax purposes a corporate debt instrument with a term of more than 15 years issued to a related party (other than a corporation), where the instrument is not shown on the issuer's balance sheet because the holder is consolidated with the issuer on such balance sheet and the holder or some other related party issues a related instrument not shown as indebtedness on such balance sheet (the "Debt/Equity Provision"). The Proposed Legislation is proposed to be effective for instruments issued on or after the date on which the first congressional committee action is taken. On June 9, 1997, the Chairman of the House Committee on Ways and Means, Representative Archer, introduced the 1997 Tax Bill. The 1997 Tax Bill as amended by the House Committee on Ways and Means does not contain provisions similar to the Debt/ Equity Provision.

     It is expected that, if the Proposed Legislation were enacted, such legislation will not apply to the Series A Junior Subordinated Debentures since they were issued prior to the date of any committee action. Moreover, even if the Exchange Offer is consummated after the actual effective date of the Proposed Legislation, the exchange of the Series A Securities for the Series B Securities will not cause the Series B Junior Subordinated Debentures to be subject to the Proposed Legislation.

     There can be no assurance, however, that current or future legislative proposals, if enacted, or final legislation will not affect the ability of the Corporation to deduct interest on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which would permit the Corporation to cause a redemption of the Capital Securities, as described more fully under "Description of Capital Securities --Redemption."

UNITED STATES ALIEN HOLDERS

     For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is not a U.S. Holder for United States federal income tax purposes.

     A "U.S. Holder" is a holder of Capital Securities who or which is a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for federal income tax purposes, a corporation or partnership created or organized in or under the laws of the United States, any state or any political subdivision thereof, a person otherwise subject to United States federal taxation or on a net income basis in respect of income or gain from the Capital Securities, or a trust or estate the income of which is includible in its gross income for federal income tax purposes without regard to its source. For taxable years beginning after December 31, 1996 (or for the immediately preceding taxable year, if the trustee of a trust so elects), a trust is a U.S. Holder for federal income tax purposes if, and only if, (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States trustees have the authority to control all substantial decisions of the trust.

     Under present United States federal income tax laws: (i) payments by the Trust or any of its paying agents to any holder of a Capital Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided that, (a) the beneficial owner of the Capital Security does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Corporation entitled to vote, (b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to the Corporation through stock ownership, and (c) either (A) the beneficial owner of the Capital Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (ii) a United States Alien Holder of a Capital Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Capital Security.

INFORMATION REPORTING TO HOLDERS

     Generally, income on the Capital Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Capital Securities by January 31 following each calendar year.

BACKUP WITHHOLDING

     Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31 percent unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the IRS.

     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

     The Corporation (the obligor with respect to the Junior Subordinated Debentures held by the Trust), and its affiliates and the Property Trustee may each be considered a "party in interest" (within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to many employee benefit plans ("Plans") that are subject to ERISA and certain employee benefit-related provisions of the Code. Any purchaser proposing to acquire Capital Securities with assets of any Plan should consult with its counsel. The purchase and/or holding of Capital Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code) and with respect to which the Corporation, the Property Trustee or any affiliate is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or
Section 4975 of the Code, unless such Capital Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts) or PTCE 96-23 (an exemption for certain transactions determined by an in-house asset manager). In addition, a Plan fiduciary considering the purchase of Capital Securities should be aware that the assets of the Trust may be considered "plan assets" for ERISA purposes. Therefore, to avoid certain prohibited transactions under ERISA and the Code that could thereby result, each investing Plan, by purchasing the Capital Securities, will be deemed to have directed the Trust to invest in the Junior Subordinated Debentures and to have consented to the appointment of the Property Trustee.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Series B Capital Securities for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of Series B Capital Securities received in exchange for Series A Capital Securities if such Series A Capital Securities were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities. The Corporation has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Series B Capital Securities for a period ending 90 days after the Expiration Date (subject to extension under certain limited circumstances described herein) or, if earlier, when all such Series B Capital Securities have been disposed of by such Participating Broker-Dealer. See "The Exchange Offer-- Resales of Series B Capital Securities." Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the Series B Capital Securities offered hereby. Series B Capital Securities received by broker-dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Series B Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Series B Capital Securities. Any broker-dealer that resells Series B Capital Securities that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such Series B Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Series B Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     Each person who tenders Series A Capital Securities for exchange for Series B Capital Securities pursuant to the Exchange Offer shall be deemed to have acknowledged, represented to and agreed with the Trust, the Corporation and the Initial Purchaser that (i) it is not an affiliate of the Trust or the Corporation, (ii) the Series B Capital Securities to be received by it are being acquired in the ordinary course of its business and (iii) at the time of the Exchange Offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the Series B Capital Securities.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Corporation by Kirkpatrick & Lockhart LLP, Pittsburgh, Pennsylvania.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The consolidated financial statements of First Western Bancorp, Inc. and subsidiaries incorporated in this Prospectus by reference from the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report included therein, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm, given on their authority as experts in accounting and auditing.

     With respect to the unaudited interim financial information for the periods ended March 31, 1997 and 1996, which is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in the Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

             ======================================================

  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION, THE TRUST OR ANY OF THEIR AFFILIATES. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
Available Information...................   7
Incorporation of Certain Documents by
  Reference.............................   7
Summary.................................   9
Risk Factors............................  15
Use of Proceeds.........................  21
Ratios of Earnings to Combined Fixed
  Charges...............................  21
Capitalization..........................  22
Selected Consolidated Financial Data....  23
First Western...........................  25
First Western Capital Trust I...........  27
Accounting Treatment....................  27
The Exchange Offer......................  28
Description of Capital Securities.......  38
Description of Junior Subordinated
  Debentures............................  48
Description of Guarantee................  59
Description of the Series A
  Securities............................  61
Relationship Among the Capital
  Securities, the Junior Subordinated
  Debentures and the Guarantee..........  61
Certain Federal Income Tax
  Consequences..........................  63
ERISA Considerations....................  67
Plan of Distribution....................  67
Legal Matters...........................  68
Independent Public Accountants..........  68

             ======================================================
             ======================================================
                         FIRST WESTERN CAPITAL TRUST I

                             OFFER TO EXCHANGE ITS
    SERIES B 9.875% CAPITAL SECURITIES, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, FOR ANY AND ALL OF ITS OUTSTANDING SERIES A 9.875%
CAPITAL SECURITIES FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                          FIRST WESTERN BANCORP, INC.
                 ---------------------------------------------
                                   PROSPECTUS
                 ---------------------------------------------
                                            , 1997

             ======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 1741 of the Pennsylvania Business Corporation Law (the "PBCL") provides that a corporation shall (subject to the provisions described in the second succeeding paragraph) have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with the action or proceeding if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that such person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

     Under Section 1744 of the PBCL, any such indemnification (unless ordered by a court) shall be made by the corporation only as authorized in a specific case upon a determination that indemnification of the representative is proper in the circumstances because such person has met the applicable standard of conduct. Such determination shall be made:

          (1) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding; or

          (2) If such quorum is not obtainable or, even if obtainable, a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

          (3) By the shareholders.

     Notwithstanding the above, Section 1743 of the PBCL provides that to the extent that a representative of the corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Under Section 1745 of the PBCL, expenses (including attorneys' fees) incurred in defending any action or proceeding may be paid by the corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the representative to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation.

     Section 1746 of the PBCL further provides that the indemnification provided by Sections 1741, 1742 and 1743 and the advancement of expenses provided by
Section 1745 shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders, disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding that office. A corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, whether arising under or pursuant to Section 1746 or otherwise. Indemnification pursuant to
Section 1746 shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     Indemnification pursuant to Section 1746 under any bylaw, agreement, vote of shareholders, or directors or otherwise may be granted for any action taken or any failure to take any action and may be made whether or not the corporation would have the power to indemnify the person under any other provision of law except as provided in such Section 1746 and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation. Section 1746 declares such indemnification to be consistent with the public policy of Pennsylvania.

     Article VII of the Corporation's Bylaws provides that the Corporation shall indemnify, to the fullest extent now or hereafter permitted by law (including but not limited to the indemnification provided by Chapter 17, Subchapter D, of the PBCL, each director or officer (including each former director or officer) of the Corporation who was or is made a party to or a witness in or is threatened to be made a party to or a witness in any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was an authorized representative of the Corporation, against all expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by such person in connection with such action or proceeding.

     The Corporation shall pay all such expenses (including attorneys' fees and disbursements) incurred by a director or officer (including a former director or officer) in defending or appearing as a witness in any action or proceeding described above in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by the Corporation as provided in the second succeeding paragraph.

     The Corporation may, as determined by its Board of Directors (the "Board") from time to time, indemnify to the fullest extent now or hereafter permitted by law, any person who was or is made a party to or a witness in or is threatened to be made a party to or a witness in, or was or is otherwise involved in, any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was an authorized representative of the Corporation, both as to action in such person's official capacity and as to action in another capacity while holding such office or position, against all expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties), and amounts paid in settlement actually and reasonably incurred by such person in connection with such action or proceeding. The Corporation may, as determined by the Board from time to time, pay expenses incurred by any such person by reason of his or her participation in an action or proceeding referred to in this paragraph in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as provided in the next succeeding paragraph.

     Indemnification shall not be made by the Corporation in any case where a court determines that the alleged act or failure to act giving rise to the claim for indemnification is expressly prohibited by Chapter 17, Subchapter D, of the PBCL or any successor statute as in effect at the time of such alleged action or failure to take action.

     The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was an authorized representative of the Corporation, against any liability asserted against or incurred by such person in any such capacity, or arising out of the status of such person as such, whether or not the Corporation would have the power to indemnify such person against any liability under the provisions of the Bylaws. The Board, without approval of the shareholders, shall have the power to borrow money on behalf of the Corporation, including the power to pledge the assets of the Corporation, from time to time to discharge the Corporation's obligations with respect to indemnification, the advancement and reimbursement of expenses, and the purchase and maintenance of insurance referred to in the Bylaws. The Corporation may, in lieu of or in addition to the purchase and maintenance of insurance, establish and maintain a fund of any nature or otherwise secure or insure in any manner its indemnification obligations, whether arising under or pursuant to the Bylaws or otherwise.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES.

     (a) Exhibits. The following exhibits are filed as part of this Registration
Statement:

EXHIBIT
NUMBER                  DESCRIPTION                           SEQUENTIAL PAGE NUMBER
------   -----------------------------------------   -----------------------------------------
 3.1     Restated Articles of Incorporation          Incorporated herein by reference to
                                                     Exhibit 3.1 to First Western Bancorp,
                                                     Inc.'s Quarterly Report on Form 10-Q for
                                                     the Quarter ended March 31, 1993
 3.2     Bylaws                                      Incorporated herein by reference to
                                                     Exhibit 3.2 to First Western Bancorp,
                                                     Inc.'s Quarterly Report on Form 10-Q for
                                                     the Quarter ended June 30, 1995
 5.1     Opinion of Kirkpatrick & Lockhart LLP
 10.1    Loan Agreement between First Western        Incorporated herein by reference to
         Bancorp, Inc. and Pittsburgh National       Exhibit 10.8 to First Western Bancorp,
         Bank dated November 29, 1990                Inc.'s 1990 Form 10-K
 10.2    Amendment to Loan Agreement between First   Incorporated herein by reference to
         Western Bancorp, Inc. and Pittsburgh        Exhibit 10.12 to First Western Bancorp,
         National Bank dated September 30, 1992      Inc.'s 1993 Form 10-K
 10.3    Second Amendment to Loan Agreement          Incorporated herein by reference to
         between First Western Bancorp, Inc. and     Exhibit 10.1 to First Western Bancorp,
         PNC Bank, National Association dated June   Inc.'s Quarterly Report on Form 10-Q for
         24, 1994                                    the Quarter ended June 30, 1994
 10.4    Incentive Stock Option Plan for Key         Incorporated herein by reference to
         Officers* as amended effective February     Exhibit 10.5 to First Western Bancorp,
         21, 1995                                    Inc.'s 1994 Form 10-K
 10.5    First Western Bancorp, Inc. Annual          Incorporated herein by reference to
         Incentive Plan*                             Exhibit 10.11 to First Western Bancorp,
                                                     Inc.'s 1992 Form 10-K
 10.6    First Western Bancorp, Inc. Deferred        Incorporated herein by reference to
         Compensation Plan for Directors*            Exhibit 10.1 to First Western Bancorp,
                                                     Inc.'s Quarterly Report on Form 10-Q for
                                                     the Quarter ended March 31, 1995
 10.7    First Western Bancorp, Inc. 1993            Incorporated herein by reference to
         Supplemental Benefit Program*               Exhibit 10.11 to First Western Bancorp,
                                                     Inc.'s 1993 Form 10-K
 10.8    Supplemental Executive Retirement Plan*     Incorporated herein by reference to
                                                     Exhibit 10.9 to First Western Bancorp,
                                                     Inc.'s 1995 Form 10-K
 10.9    Change in Control Agreement between         Incorporated herein by reference to
         Thomas J. O'Shane and First Western         Exhibit 10.10 to First Western Bancorp,
         Bancorp, Inc.*                              Inc.'s 1995 Form 10-K
 10.10   Change in Control Agreement between         Incorporated herein by reference to
         Robert H. Young and First Western           Exhibit 10.11 to First Western Bancorp,
         Bancorp, Inc.                               Inc.'s 1995 Form 10-K
 10.11   Change in Control Agreement between         Incorporated herein by reference to
         Stephen R. Sant and First Western           Exhibit 10.12 to First Western Bancorp,
         Bancorp, Inc.                               Inc.'s 1995 Form 10-K Inc.

EXHIBIT
NUMBER                  DESCRIPTION                           SEQUENTIAL PAGE NUMBER
------   -----------------------------------------   -----------------------------------------
 10.12   Change in Control Agreement between         Incorporated herein by reference to
         Richard L. Stover and First Western         Exhibit 10.12 to First Western Bancorp,
         Bancorp, Inc.*                              Inc.'s 1996 Form 10-K
 10.13   Registration Rights Agreement among First   Incorporated herein by reference to
         Western Bancorp, Inc., First Western        Exhibit 10.03 to First Western Bancorp,
         Capital Trust I, and Sandler O'Neill &      Inc.'s Quarterly Report on Form 10-Q for
         Partners, L.P.                              the Quarter Ended March 31, 1997
 10.14   Amended and Restated Declaration of Trust   Incorporated herein by reference to
         of First Western Capital Trust I            Exhibit 10.01 to First Western Bancorp,
                                                     Inc.'s Quarterly Report on Form 10-Q for
                                                     the Quarter Ended March 31, 1997
 10.15   Indenture between First Western Bancorp,    Incorporated herein by reference to
         Inc. and The Chase Manhattan Bank           Exhibit 10.02 to First Western Bancorp,
                                                     Inc.'s Quarterly Report on Form 10-Q for
                                                     the Quarter Ended March 31, 1997
 15.1    Letter re: Unaudited Interim Financial
         Information
 21.1    Subsidiaries of the Registrant              Incorporated herein by reference to
                                                     Exhibit 21.1 to First Western Bancorp,
                                                     Inc.'s 1996 Form 10-K
 23.1    Consent of Deloitte & Touche LLP
 23.2    Consent of Kirkpatrick & Lockhart LLP
         (included in Exhibit 5.1)
 25.1    Statement re: Eligibility of Trustee for
         Series B 9.875% Junior Subordinated
         Deferrable Interest Debentures of First
         Western Bancorp, Inc.
 25.2    Statement re: Eligibility of Trustee for
         Series B 9.875% Capital Securities of
         First Western Capital Trust I
 25.3    Statement re: Eligibility of Trustee for
         First Western Bancorp, Inc. Guarantee
         with respect to Series B 9.875% Capital
         Securities
 99.1    Letter of Transmittal
 99.2    Notice of Guaranteed Delivery

---------

* Indicates exhibit is a management contract or compensation plan or arrangement.

ITEM 22. UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against the public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) The undersigned Registrant hereby undertakes:

          (1) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (2) Subject to appropriate interpretation, to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

          (3) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective.

          (4) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirement of the Securities Act of 1933, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of New Castle, Commonwealth of Pennsylvania, on June 17, 1997.

                                          FIRST WESTERN BANCORP, INC.

                                          FIRST WESTERN CAPITAL TRUST I

                                          By:      /s/ THOMAS J. O'SHANE
                                              ---------------------------------
                                            Thomas J. O'Shane
                                            President and Chief Executive
                                              Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert H. Young and Thomas S. Mansell and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents with full power and authority to do and perform each and every act and thing requisite and necessary to be done in or about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dated indicated.

              SIGNATURE                                 TITLE                         DATE
-------------------------------------   -------------------------------------   -----------------

/s/ THOMAS J. O'SHANE                   President, Chief Executive Officer          June 17, 1997
-------------------------------------   and Director (Principal Executive
Thomas J. O'Shane                       Officer)

/s/ ROBERT H. YOUNG                     Executive Vice President,                   June 17, 1997
-------------------------------------   Chief Financial Officer,
Robert H. Young                         Secretary and Treasurer
                                        (Principal Financial Officer)
/s/ KENNETH J. ROMIG                    Vice President and Controller               June 17, 1997
-------------------------------------   (Principal Accounting Officer)
Kenneth J. Romig

/s/ WENDELL H. BOYD                     Director                                    June 17, 1997
-------------------------------------
Wendell H. Boyd

/s/ JAMES M. CAMPBELL                   Director                                    June 17, 1997
-------------------------------------
James M. Campbell

/s/ ROBERT C. DUVALL                    Director                                    June 17, 1997
-------------------------------------
Robert C. Duvall

/s/ LOUIS J. KASING, JR.                Director                                    June 17, 1997
-------------------------------------
Louis J. Kasing, Jr.

              SIGNATURE                                 TITLE                         DATE
-------------------------------------   -------------------------------------   -----------------

/s/ JOHN W. LEHMAN, M.D.                Director                                    June 17, 1997
-------------------------------------
John W. Lehman, M.D.

/s/ THOMAS S. MANSELL                   Senior Vice President, Legal Counsel,       June 17, 1997
-------------------------------------   Assistant Secretary and Director
Thomas S. Mansell

/s/ FLOYD H. MCELWAIN                   Director                                    June 17, 1997
-------------------------------------
Floyd H. McElwain

/s/ RICHARD C. MCGILL                   Director                                    June 17, 1997
-------------------------------------
Richard C. McGill

/s/ HAROLD F. REED, JR.                 Director                                    June 17, 1997
-------------------------------------
Harold F. Reed, Jr.

/s/ JOHN W. SANT                        Director                                    June 17, 1997
-------------------------------------
John W. Sant

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                  DESCRIPTION                           SEQUENTIAL PAGE NUMBER
------   -----------------------------------------   -----------------------------------------
 3.1     Restated Articles of Incorporation          Incorporated herein by reference to
                                                     Exhibit 3.1 to First Western Bancorp,
                                                     Inc.'s Quarterly Report on Form 10-Q for
                                                     the Quarter ended March 31, 1993
 3.2     Bylaws                                      Incorporated herein by reference to
                                                     Exhibit 3.2 to First Western Bancorp,
                                                     Inc.'s Quarterly Report on Form 10-Q for
                                                     the Quarter ended June 30, 1995
 5.1     Opinion of Kirkpatrick & Lockhart LLP
 10.1    Loan Agreement between First Western        Incorporated herein by reference to
         Bancorp, Inc. and Pittsburgh National       Exhibit 10.8 to First Western Bancorp,
         Bank dated November 29, 1990                Inc.'s 1990 Form 10-K
 10.2    Amendment to Loan Agreement between First   Incorporated herein by reference to
         Western Bancorp, Inc. and Pittsburgh        Exhibit 10.12 to First Western Bancorp,
         National Bank dated September 30, 1992      Inc.'s 1993 Form 10-K
 10.3    Second Amendment to Loan Agreement          Incorporated herein by reference to
         between First Western Bancorp, Inc. and     Exhibit 10.1 to First Western Bancorp,
         PNC Bank, National Association dated June   Inc.'s Quarterly Report on Form 10-Q for
         24, 1994                                    the Quarter ended June 30, 1994
 10.4    Incentive Stock Option Plan for Key         Incorporated herein by reference to
         Officers* as amended effective February     Exhibit 10.5 to First Western Bancorp,
         21, 1995                                    Inc.'s 1994 Form 10-K
 10.5    First Western Bancorp, Inc. Annual          Incorporated herein by reference to
         Incentive Plan*                             Exhibit 10.11 to First Western Bancorp,
                                                     Inc.'s 1992 Form 10-K
 10.6    First Western Bancorp, Inc. Deferred        Incorporated herein by reference to
         Compensation Plan for Directors*            Exhibit 10.1 to First Western Bancorp,
                                                     Inc.'s Quarterly Report on Form 10-Q for
                                                     the Quarter ended March 31, 1995
 10.7    First Western Bancorp, Inc. 1993            Incorporated herein by reference to
         Supplemental Benefit Program*               Exhibit 10.11 to First Western Bancorp,
                                                     Inc.'s 1993 Form 10-K
 10.8    Supplemental Executive Retirement Plan*     Incorporated herein by reference to
                                                     Exhibit 10.9 to First Western Bancorp,
                                                     Inc.'s 1995 Form 10-K
 10.9    Change in Control Agreement between         Incorporated herein by reference to
         Thomas J. O'Shane and First Western         Exhibit 10.10 to First Western Bancorp,
         Bancorp, Inc.*                              Inc.'s 1995 Form 10-K
 10.10   Change in Control Agreement between         Incorporated herein by reference to
         Robert H. Young and First Western           Exhibit 10.11 to First Western Bancorp,
         Bancorp, Inc.                               Inc.'s 1995 Form 10-K
 10.11   Change in Control Agreement between         Incorporated herein by reference to
         Stephen R. Sant and First Western           Exhibit 10.12 to First Western Bancorp,
         Bancorp, Inc.                               Inc.'s 1995 Form 10-K Inc.

EXHIBIT
NUMBER                  DESCRIPTION                           SEQUENTIAL PAGE NUMBER
------   -----------------------------------------   -----------------------------------------
 10.12   Change in Control Agreement between         Incorporated herein by reference to
         Richard L. Stover and First Western         Exhibit 10.12 to First Western Bancorp,
         Bancorp, Inc.*                              Inc.'s 1996 Form 10-K
 10.13   Registration Rights Agreement among First   Incorporated herein by reference to
         Western Bancorp, Inc., First Western        Exhibit 10.03 to First Western Bancorp,
         Capital Trust I, and Sandler O'Neill &      Inc.'s Quarterly Report on Form 10-Q for
         Partners, L.P.                              the Quarter Ended March 31, 1997
 10.14   Amended and Restated Declaration of Trust   Incorporated herein by reference to
         of First Western Capital Trust I            Exhibit 10.01 to First Western Bancorp,
                                                     Inc.'s Quarterly Report on Form 10-Q for
                                                     the Quarter Ended March 31, 1997
 10.15   Indenture between First Western Bancorp,    Incorporated herein by reference to
         Inc. and The Chase Manhattan Bank           Exhibit 10.02 to First Western Bancorp,
                                                     Inc.'s Quarterly Report on Form 10-Q for
                                                     the Quarter Ended March 31, 1997
 15.1    Letter re: Unaudited Interim Financial
         Information
 21.1    Subsidiaries of the Registrant              Incorporated herein by reference to
                                                     Exhibit 21.1 to First Western Bancorp,
                                                     Inc.'s 1996 Form 10-K
 23.1    Consent of Deloitte & Touche LLP
 23.2    Consent of Kirkpatrick & Lockhart LLP
         (included in Exhibit 5.1)
 25.1    Statement re: Eligibility of Trustee for
         Series B 9.875% Junior Subordinated
         Deferrable Interest Debentures of First
         Western Bancorp, Inc.
 25.2    Statement re: Eligibility of Trustee for
         Series B 9.875% Capital Securities of
         First Western Capital Trust I
 25.3    Statement re: Eligibility of Trustee for
         First Western Bancorp, Inc. Guarantee
         with respect to Series B 9.875% Capital
         Securities
 99.1    Letter of Transmittal
 99.2    Notice of Guaranteed Delivery

---------

* Indicates exhibit is a management contract or compensation plan or arrangement.